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TABLE OF CONTENTS Prospectus Supplement

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-198260

        CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value per share	287,567	$(2)	$(2)	$0(2)

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers such additional shares as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.

(2)
As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this prospectus supplement only includes 287,567 unsold securities that have been previously registered. Accordingly, there is no registration fee due in connection with this prospectus supplement.

        Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this prospectus supplement include 287,567 unsold shares of common stock previously registered on our prospectus supplements dated May 22, 2009, August 18, 2009, November 18, 2009, and February 18, 2010 and an accompanying prospectus to our registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, on November 26, 2008 under File No. 333-155742, and on our prospectus supplement dated September 9, 2011 and an accompanying prospectus to our registration statement on Form S-3 that we filed with the SEC on September 9, 2011 under File No. 333-176762, which we collectively refer to as the "Prior Prospectuses." In connection with the registration of such unsold shares of common stock on the Prior Prospectuses, we paid a registration fee of $1,891.40 which will continue to be applied to such unsold securities.

Prospectus Supplement
(To Prospectus dated August 20, 2014)

287,567 Shares

Common Stock

        The 287,567 shares of our common stock, par value $.01 per share ("Common Stock"), that we may issue pursuant to this prospectus supplement and the accompanying prospectus were previously included in prospectus supplements dated May 22, 2009, August 18, 2009, November 18, 2009, and February 18, 2010 and an accompanying prospectus to our registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") on November 26, 2008 under File No. 333-155742 (the "Original Registration Statement"), and in a prospectus supplement dated September 9, 2011 and an accompanying prospectus to our registration statement on Form S-3 that we filed with the SEC on September 9, 2011 under File No. 333-176762 (the "Second Registration Statement"). The Original Registration Statement filed on November 26, 2008 terminated upon the effectiveness on September 9, 2011 of the Second Registration Statement. The Second Registration Statement terminated upon the effectiveness on August 20, 2014 of the registration statement on Form S-3 of which this prospectus supplement is a part.

        On May 1, 2009, July 31, 2009, October 30, 2009 and February 4, 2010, we announced that our board of directors (the "Board of Directors") declared dividends of $0.60 per share of our Common Stock (the "Dividends") that were each paid in a combination of cash and shares of our Common Stock, at the election of the stockholder.

        We determined that, in connection with the Dividends, The Macerich Partnership, L.P., our operating partnership (the "Operating Partnership"), would make comparable distributions (the "Distributions") of $0.60 per common unit of limited partnership interest in the Operating Partnership and per long term incentive plan unit of limited partnership in the Operating Partnership (collectively the "OP Units") to unitholders. The Distributions were made on June 22, 2009, September 21, 2009, December 21, 2009 and March 22, 2010. Each unitholder received 10% of the Distribution in cash and had the option to receive the remaining 90% of the Distribution in either (1) shares of our Common Stock or (2) OP Units (with one OP Unit being valued for this purpose the same as one share of Common Stock). The Operating Partnership issued 341,787 OP Units in connection with the Distributions.

        This prospectus supplement relates to the issuance of up to an aggregate of 287,567 shares of Common Stock, that we may issue in tender for redemption of OP Units issued in the distribution ("Distribution Units"), whereby we will acquire such Distribution Units from redeeming holders in exchange for shares of Common Stock that we issue upon redemption if we do not elect to pay cash for the Distribution Units tendered.

        The registration of the shares of our Common Stock pursuant to this prospectus supplement does not necessarily mean that any of the holders of Distribution Units will exercise their redemption rights with respect to Distribution Units, or that we will elect, in our sole and absolute discretion, to redeem some or all of the Distribution Units for shares of Common Stock instead of cash.

        Our Common Stock trades on the New York Stock Exchange (the "NYSE") under the symbol "MAC." On August 19, 2014, the last reported sale price of our Common Stock on the NYSE was $65.32 per share.

        We will receive no cash proceeds from any issuance of the shares of our Common Stock covered by this prospectus supplement, but we will acquire additional OP Units in exchange for any such issuances. We will pay all registration expenses.

        Investing in our Common Stock involves risks. See "Risk Factors" beginning on page S-2.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 20, 2014.

Prospectus Supplement

        This document consists of two parts. The first part is this prospectus supplement, which describes the terms of the Distribution and any potential redemption of Distribution Units and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the Distribution or any potential redemption of Distribution Units. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement.

i

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. The offering of shares of Common Stock may be restricted by law in certain non-U.S. jurisdictions. This prospectus supplement is not an offer to sell nor does it seek an offer to buy any shares of Common Stock in any jurisdiction where the offer or sale is not permitted.

ii

 SUMMARY

        This summary only highlights the more detailed information appearing elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement. It may not contain all of the information that is important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement before deciding whether to invest in shares of our Common Stock.

        Unless otherwise stated, or the context otherwise requires, references in this prospectus supplement to the "Company," "Macerich," "we," "us" and "our" refer to The Macerich Company, those entities owned or controlled by The Macerich Company and predecessors of The Macerich Company.

 OUR COMPANY

        We are involved in the acquisition, ownership, development, redevelopment, management and leasing of regional and community/power shopping centers located throughout the United States. We are the sole general partner of, and own a majority of the ownership interests in, the Operating Partnership. As of June 30, 2014, the Operating Partnership owned or had an ownership interest in 52 regional shopping centers and nine community/power shopping centers totaling approximately 55 million square feet of gross leasable area.

        We are a self-administered and self-managed real estate investment trust, or REIT, and conduct all of our operations through the Operating Partnership and our management companies.

        We were organized as a Maryland corporation in September 1993. Our principal executive offices are located at 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401. Our telephone number is (310) 394-6000.

THE OFFERING

Securities offered	This prospectus supplement relates to the issuance of up to an aggregate of 287,567 shares of Common Stock, that we may issue in tender for redemption of Distribution Units, whereby we will acquire such Distribution Units from redeeming holders in exchange for shares of Common Stock that we issue upon redemption if we do not elect to pay cash for the Distribution Units tendered.
NYSE symbol for our Common Stock	"MAC"
Use of proceeds
We will receive no cash proceeds from any issuance of the shares of our Common Stock covered by this prospectus supplement, but we will acquire Distribution Units, in exchange for any such issuances. We will pay all registration expenses.
Risk factors
Before investing in the shares of our Common Stock, you should carefully read and consider the information set forth in "Risk Factors" beginning on page S-2 of this prospectus supplement and all other information appearing elsewhere and in the documents incorporated herein by reference.

RISK FACTORS

        In addition to other information contained in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks described below and in the documents incorporated by reference in this prospectus supplement before making an investment decision. These risks are not the only ones facing our Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of shares of the Common Stock could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) Macerich's Annual Report on Form 10-K, for the year ended December 31, 2013, (ii) Macerich's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014 and (iii) documents Macerich files with the SEC after the date of this prospectus supplement and which are deemed incorporated by reference in this prospectus supplement. See "Where You Can Find More Information and Incorporation by Reference."

You should carefully consider the tax consequences of having your Distribution Units redeemed.

        The exercise of your right to require the redemption of your Distribution Units may be treated for tax purposes as a sale of Distribution Units. If a redemption were treated as a sale, this sale will be fully taxable to you, and you will be treated as realizing for tax purposes an amount equal to the sum of (i) the cash and/or the value of the Common Stock received in the redemption plus (ii) the amount of the Operating Partnership liabilities considered allocable to the redeemed OP Units at the time of the redemption, including the Operating Partnership's share of the liabilities of certain entities in which the Operating Partnership owns an interest. Depending upon your particular circumstances, the amount of gain recognized, or even the tax liability resulting from that gain, could exceed the amount of cash and the value of other property, e.g., the Common Stock, you receive. Accordingly, unitholders may be required to fund the corresponding tax liability associated with the redemption from other sources. See "Certain Material U.S. Federal Income Tax Considerations—Tax Treatment of Redemption of OP Units" for more information on these tax consequences.

 REDEMPTION OF DISTRIBUTION UNITS

Holders of Distribution Units

        Subject to the limitations set forth in the Operating Partnership Agreement, holders of any Distribution Units have the right to redeem those Distribution Units in whole or in part for an equal number of shares of Common Stock, subject to adjustment in the event of certain dilutive or other capital events. We have the right to pay an amount of cash equal to the value of the Common Stock otherwise issuable upon tender of the Distribution Units, as determined in accordance with the Operating Partnership Agreement, instead of issuing Common Stock upon redemption of the Distribution Units. Macerich has determined that for purposes of any Distribution Unit distributed on June 22, 2009, September 21, 2009, December 21, 2009 and March 22, 2010, it will waive the requirement that common units may be tendered for redemption only in amounts of at least 2,000 common units but that any such tender continues to be subject to all other restrictions applicable to redemptions of common units, as set forth in the Operating Partnership Agreement.

Redemption and Conversion Procedures

        A holder of Distribution Units may exercise the right to redeem Distribution Units by providing to us an appropriate notice, as described in the Operating Partnership Agreement. A holder may also be required to furnish certain other certificates and forms. The Operating Partnership Agreement establishes certain limitations on the right to redeem Distribution Units.

        Once we receive a notice of redemption with respect to Distribution Units, we will determine whether to redeem the tendered Distribution Units for cash or Common Stock.

        When a holder of Distribution Units redeems Distribution Units, the holder's right to receive distributions on the Distribution Units so redeemed will cease for all periods thereafter. No redemption can occur if delivery of Distribution Units on the specified date to the holder seeking redemption would be prohibited under our charter, the Operating Partnership Agreement or applicable federal or state securities laws.

 DESCRIPTION OF COMMON UNITS

        The material terms of the common units, which include the Distribution Units, including a summary of certain provisions of the Operating Partnership Agreement, as in effect as of the date of this prospectus supplement, are set forth below. The following description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of Delaware law and the Operating Partnership Agreement. For a comparison of the voting and other rights of holders of Distribution Units and our stockholders, see "Comparison of Ownership of Distribution Units and Shares of Common Stock."

Rank

        The common units rank junior to the preferred OP Units issued by the Operating Partnership. Our Company, as general partner, is authorized, in its sole discretion, to cause the Operating Partnership to issue additional common units or other limited partnership interests in the Operating Partnership for any partnership purpose at any time to the limited partners or to other persons on terms established by our Company within the boundaries set forth in the Operating Partnership Agreement. The Operating Partnership may also issue preferred OP Units, having such rights, preferences and other privileges, variations and designations as our Company may determine in its sole and absolute discretion, as provided in the Operating Partnership Agreement. The Operating Partnership Agreement requires our Company to invest, contribute or otherwise transfer the net proceeds of any sale of securities by our Company to the Operating Partnership in exchange for equivalent securities of the Operating Partnership.

Voting

        As the general partner of the Operating Partnership, our Company has been granted by the limited partners the right to vote and give consents and approvals on behalf of any absolute majority of all common units and preferred OP Units held by the limited partners as a class with respect to any matters that may require the vote, consent or approval of the limited partners under the Operating Partnership Agreement, with the exception of (i) a merger or sale of substantially all of the Operating Partnership's assets, which would require the consent of 75% of the outstanding units, or (ii) as otherwise provided by the terms of any preferred OP Units.

Distributions

        The Operating Partnership Agreement generally provides that all or a portion of the net cash flow of the Operating Partnership will be distributed from time to time (but at least quarterly) as determined by our Company pro rata in accordance with the partner's percentage interest. Distributions to the common units rank junior to all preferred OP Units issued by the Operating Partnership.

Liquidation Preference

        The common units rank, with respect to the payment of distributions and the distribution of amounts upon voluntary or involuntary liquidation, dissolution or winding-up of the Operating Partnership, junior to all classes of preferred OP Units issued by the Operating Partnership.

Redemption

        Subject to the limitations set forth in the Operating Partnership Agreement, holders of the common units have the right to redeem those common units in whole or in part for an equal number of shares of our Common Stock, subject to adjustment in the event of certain dilutive or other capital events. We have the right to pay redeeming holders an amount of cash equal to the value of the

Common Stock otherwise issuable to them upon tender of their common units, as determined in accordance with the Operating Partnership Agreement, instead of issuing our Common Stock. Any shares of our Common Stock we issue will be subject to the ownership restrictions and limitations set forth in Article Eighth of our charter, which is incorporated by reference into the registration statement of which this prospectus supplement is a part. See "Description of our Capital Stock" of the accompanying prospectus.

Transfer Restrictions

        The Operating Partnership Agreement provides that, without the consent of our Company, as the general partner, limited partners may not transfer, assign, sell, encumber or otherwise dispose of their interest in the Operating Partnership, other than to affiliates who agree to assume the obligations of the transferor under the Operating Partnership Agreement.

COMPARISON OF OWNERSHIP OF DISTRIBUTION UNITS AND SHARES OF COMMON STOCK

        The information below highlights a number of the significant differences and similarities between the Operating Partnership and our Company relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure, duties, liability, exculpation and indemnification of the general partner and the directors and investor voting and other rights. These comparisons are intended to assist unitholders in understanding how the unitholder's investment will be changed if the unitholder redeems Distribution Units and receives Common Stock. THE DISCUSSION BELOW IS ONLY A SUMMARY OF THESE MATTERS, AND A UNITHOLDER SHOULD CAREFULLY REVIEW THE BALANCE OF THIS PROSPECTUS FOR ADDITIONAL IMPORTANT INFORMATION.

Form of Organization and Purposes

  Operating Partnership

        The Operating Partnership is a limited partnership organized under the laws of the State of Delaware. The Operating Partnership primarily owns interests in regional malls and community/power shopping centers. The Operating Partnership may also invest in other types of assets and in any geographic areas that our Company deems appropriate. Our Company, as general partner of the Operating Partnership, conducts the business of the Operating Partnership in a manner intended to permit our Company to be classified as a REIT under the Internal Revenue Code of 1986, as amended (the "Code").

  Our Company

        Our Company is a Maryland corporation organized under the Maryland General Corporation Law (the "MGCL"). We are a self-administered and self-managed REIT. Although our Company currently intends to continue to qualify as a REIT under the Code and to operate as a self-administered REIT, our Company is not under any contractual obligation to continue to qualify as a REIT, and our Company may discontinue this qualification or mode of operation in the future. Although our Company has no intention of ceasing to qualify as a REIT, some other real estate companies that previously operated as REITs have chosen to cease to qualify as REITs. Except as otherwise permitted in the Operating Partnership Agreement, our Company is obligated to conduct its activities through the Operating Partnership. Our Company is the sole general partner of the Operating Partnership.

Nature of Investment

  Operating Partnership

        The Distribution Units constitute equity interests entitling each limited partner in the Operating Partnership to his or her proportionate share of cash distributions made to the limited partners in the Operating Partnership, consistent with the class preferences provided for in the Operating Partnership Agreement. See "Description of Common Units" for further information about distributions to limited partners. The Distribution Units entitle their holders to participate in the growth and income of the Operating Partnership. The Operating Partnership Agreement grants our Company broad discretion to determine the amount of distributions by the Operating Partnership. However, except in limited circumstances, we generally expect the Operating Partnership to retain and reinvest proceeds of any asset sales or refinancings, or to use those proceeds to pay down debt or for general partnership purposes, rather than to distribute the proceeds to its partners, including our Company. Thus, limited partners in the Operating Partnership will generally not be able to realize upon their investments through distributions of sale and refinancing proceeds. Instead, limited partners will be able to realize upon their investments primarily by redeeming Distribution Units and, if our Company issues stock upon redemption of the units, by subsequently selling the stock.

  Our Company

        Our Common Stock constitutes equity interests in our Company. For a more detailed description of our Common Stock, see "Description of Common Stock" and "Description of Capital Stock" in the accompanying prospectus. Our Company is entitled to receive its proportionate share of any distributions made by the Operating Partnership with respect to the common units owned by it. The dividends payable to holders of our stock will generally correspond to the distributions received by our Company from the Operating Partnership. However, dividends payable by our Company are only paid if, when and as authorized by the Board of Directors and declared by our Company out of assets legally available to pay dividends. Each holder of Common Stock is entitled to his or her proportionate share of any dividends or distributions paid with respect to the Common Stock held, subject to the preferences on dividends and distributions of any preferred stock issued and outstanding. To qualify as a REIT, our Company must distribute to its stockholders at least 90% of its taxable income excluding capital gains, and corporate income tax will apply to any taxable income including capital gains not distributed.

Length of Investment

  Operating Partnership

        The Operating Partnership has a stated term expiring on December 31, 2092 or earlier upon the happening of certain events, including our election if certain conditions described in the Operating Partnership Agreement are satisfied, any event which causes us to cease to be the general partner of the Operating Partnership (unless the Operating Partnership is continued in accordance with applicable law), disposition of all of the Operating Partnership's assets, or dissolution of the Operating Partnership by a court of competent jurisdiction. The Operating Partnership has no specific plans for disposition of all of its assets. The Operating Partnership is a vehicle for taking advantage of future investment opportunities that may be available, primarily in the real estate market.

  Our Company

        Our Company has a perpetual term, and we intend to continue our operations for an indefinite time. Under our charter, the dissolution of our Company must be approved by the Board of Directors and by the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter. Our Company has an indirect interest in the properties and assets owned by the Operating Partnership. Our stockholders are expected to realize liquidity of their investments by trading their Common Stock on the NYSE.

Liquidity

  Operating Partnership

        The Distribution Units have not been registered as a class under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and therefore may not be sold, pledged, hypothecated or otherwise transferred unless first registered under the Securities Act and any applicable state securities laws or unless an exemption from registration is available. Distribution Units also may not be sold or otherwise transferred unless the other transfer restrictions discussed below have been satisfied. Our Company and the Operating Partnership do not intend to register the Distribution Units under the Securities Act or any state securities laws.

        The Operating Partnership Agreement provides that, without the consent of our Company, limited partners may not in any way dispose of their interest in the Operating Partnership, other than to affiliates who agree to assume the obligations of the transferor under the Operating Partnership

Agreement. Limited partners may be able to redeem their Distribution Units for cash or other securities of our Company.

  Our Company

        Any Common Stock issued upon redemption of any outstanding Distribution Units will be registered under the Securities Act and be freely transferable, as long as the stockholder complies with the ownership limits in our charter. The Common Stock is currently listed on the NYSE under the ticker symbol "MAC." The future breadth and strength of this secondary market for the Common Stock will depend, among other things, upon the amount of Common Stock outstanding, our Company's financial results and prospects, the general interest in our Company's real estate investments and real estate investments in general, and our Company's dividend yield compared to that of other debt and equity securities.

Potential Dilution of Rights

  Operating Partnership

        Subject to the rights of the preferred OP Units, our Company, as general partner of the Operating Partnership, is authorized, in its sole discretion and without limited partner approval, to cause the Operating Partnership to issue additional limited partnership interests and other ownership interests for any partnership purpose at any time to the limited partners or other persons on terms established by our Company. Our Company may also cause the Operating Partnership to issue additional OP Units to our Company, subject to certain terms and conditions. The interests of the limited partners in any cash available for distribution may be diluted if our Company causes the Operating Partnership to issue additional OP Units or other ownership interests.

  Our Company

        Subject to the rights of holders of any class or series of preferred stock, the Board of Directors may, in its discretion, authorize the issuance of additional shares of Common Stock and other equity securities of our Company, including one or more classes or series of common or preferred stock, with the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as set by the Board of Directors at the time. The issuance of additional equity securities, conversion of outstanding OP Units and other partnership units, and the exercise of employee stock options and stock appreciation rights will result in the dilution of the interests of the stockholders. As permitted by applicable Maryland law, our charter contains a provision permitting the Board of Directors, without any action by the stockholders of our Company, to authorize the issuance of additional stock. Under our charter, although our stockholders do not have any preemptive rights to subscribe to any securities of our Company, the Board of Directors is authorized to create such rights.

Management Control

  Operating Partnership

        The Operating Partnership Agreement provides that a decision to merge the Operating Partnership, sell all or substantially all of its assets or liquidate must be approved by the holders of 75% of the outstanding OP Units. Depending on the percentage of the outstanding OP Units owned by us at the time, the concurrence of at least some of the other holders of OP Units may be required to approve any merger, sale of all or substantially all of the assets, or liquidation of the Operating Partnership. As of the date of this prospectus supplement, we own 93% of the outstanding OP Units. Other than the foregoing, all management powers over the business and affairs of the Operating Partnership are vested in our Company as the general partner of the Operating Partnership, and no limited partner of the Operating Partnership has any right to participate in or exercise control or management power over the business and affairs of the Operating Partnership. Our Company may not be removed as general partner by the limited partners with or without cause.

  Our Company

        The Board of Directors has exclusive control over the direction of the management of our Company's business and affairs, limited only by express restrictions in our charter and bylaws, the Operating Partnership Agreement and applicable law. All of our directors are elected annually.

        The policies adopted by the Board of Directors may be altered or eliminated without a vote of the stockholders. Stockholders have limited rights to make proposals that will be considered and voted on at stockholder meetings, including the right to nominate directors for election. Stockholder proposals must be approved by the requisite number of stockholder votes and depending on the type of proposal they may not be binding on our Company. Accordingly, except for their vote in the elections of directors and limited rights to make proposals for consideration at stockholder meetings, stockholders have no control over the ordinary business policies of our Company.

        Because the stockholders have the right to elect directors each year and have limited rights to make proposals for consideration at stockholder meetings, the stockholders have greater influence over the management of our Company than the limited partners have over the Operating Partnership.

Duties of General Partner and Directors

  Operating Partnership

        Under Delaware law, our Company, as the general partner of the Operating Partnership, is accountable to the Operating Partnership as a fiduciary and, consequently, is required to exercise good faith and integrity in all of its dealings with respect to partnership affairs. However, under the Operating Partnership Agreement, our Company is expressly under no obligation to consider the separate interests of the limited partners in deciding whether to cause the Operating Partnership to take or decline to take any actions, and our Company is not liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by limited partners as a result of our Company's decisions, provided that the general partner has acted in good faith and in accordance with the Operating Partnership Agreement.

  Our Company

        Under the MGCL, the directors of our Company are required to perform their duties in good faith, in a manner that they reasonably believe to be in the best interests of the corporation and with the care of an ordinarily prudent person in a like position under similar circumstances. The MGCL presumes that a director's standard of care has been satisfied.

Management Liability and Indemnification

  Operating Partnership

        As a matter of Delaware law, the general partner has liability for the payment of the obligations and debts of the Operating Partnership unless this liability is limited by the terms of the obligations or debt. Under the Operating Partnership Agreement, the Operating Partnership has agreed to indemnify our Company and any director or officer of our Company from and against all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees and costs), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operation of the Operating Partnership as set forth in the Operating Partnership Agreement in which our Company or any director or officer of our

Company may be involved, unless it is established that the act or omission was in bad faith or the result of active and deliberate dishonesty and was material to the action; the party seeking indemnification received an improper personal benefit; or in the case of any criminal proceeding, the party seeking indemnification had reasonable cause to believe the act or omission was unlawful. Our Operating Partnership Agreement and charter each provide that these indemnification rights are non-exclusive of any other rights to which those seeking indemnification may be entitled. The Operating Partnership Agreement also provides for indemnification of the limited partners on substantially similar terms.

        The Operating Partnership may advance reasonable expenses incurred by an indemnified party before the final disposition of the proceeding, upon receipt by the Operating Partnership of an affirmation by the indemnified person of the indemnified person's good faith belief that it is entitled to indemnification and an undertaking by the indemnified person to repay the amount if it is ultimately adjudged not to have been entitled to indemnification.

  Our Company

        Our charter includes provisions that limit the liability of directors and officers to us and to our stockholders for money damages to the fullest extent permitted under Maryland law. Our charter and bylaws also require us to indemnify our present and former directors and officers to the maximum extent permitted under Maryland law. These provisions apply to officers and directors acting in their capacity as officers and directors of our Company or of any other entity at the request of our Company. Our charter and bylaws also require us to make payments to our officers and directors for expenses they incur in advance of final determination of any claim or dispute for which they are seeking indemnification, in accordance with the procedures and to the full extent permitted by Maryland law. In addition, we have entered into indemnification agreements with each of our directors and some of our officers.

        The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation, and a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Liability of Investors

  Operating Partnership

        Under the Operating Partnership Agreement and applicable state law, the liability of the limited partners for the Operating Partnership's debts and obligations generally is limited to the amount of their investments in the Operating Partnership, together with their interest in the Operating Partnership's undistributed income, if any. Also, if any limited partner has guaranteed the Operating Partnership's indebtedness, as provided by the Operating Partnership Agreement, the limited partner would be liable to the extent provided in its guaranty.

  Our Company

        Under Maryland law, our stockholders generally are not liable for our Company's debts or obligations solely as a result of their status as shareholders. Their risk of loss is limited to the amount of their investments in our Company, together with their interest in our Company's undistributed income, if any. The Common Stock, upon issuance in accordance with this prospectus supplement, will be fully paid and nonassessable. Thus, the limited partners in the Operating Partnership and our stockholders have substantially the same limited personal liability.

Voting Rights

  Operating Partnership

        Under the Operating Partnership Agreement, the limited partners have limited voting rights. The limited partners do not have the right to vote on any proposed sale, exchange, transfer or disposal of assets except when all or substantially all of the assets of the Operating Partnership are being transferred, and then only to the extent that our Company does not own at least 75% of the OP Units. In addition, the limited partners do not have the right to propose amendments to the Operating Partnership Agreement, and certain types of amendments may be approved without the vote of the limited partners. However, certain amendments that would change the limited liability of a limited partner or change specified provisions in the Operating Partnership Agreement with respect to distributions and allocations or the right to redeem units must be approved by each limited partner adversely affected by the amendment.

  Our Company

        The business and affairs of our Company are managed under the direction of the Board of Directors, which as of the date of this prospectus supplement consists of eleven members. All of our directors are elected annually. Each share of Common Stock has one vote. The MGCL requires that certain major corporate transactions, including most amendments to our charter, may be consummated only with the approval of stockholders. Our bylaws and the MGCL permit any action that may be taken at a meeting of stockholders to be taken without a meeting if a written consent to the action is signed by holders of all outstanding shares of capital stock having a right to vote on the action. The MGCL also permits the charter of a Maryland corporation to contain a provision permitting action to be taken by the written or electronic consent of the holders of Common Stock entitled to cast not less than the minimum number of votes that would be necessary to take the action at a stockholders meeting. Our charter does not contain such a provision.

Amendment of the Operating Partnership Agreement and our Charter

  Operating Partnership

        Our Company, as the general partner, generally has the power, without the consent of any limited partners, to amend the Operating Partnership Agreement as may be required to reflect any changes that our Company deems necessary or appropriate in its sole discretion, provided that the amendment does not adversely affect or eliminate any right granted to a limited partner that is protected by special voting provisions. See "—Voting Rights."

  Our Company

        Except for those amendments permitted to be made without stockholder approval under the MGCL or by specific provision in our charter, amendments to our charter must be declared advisable by our Board of Directors and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. Any amendment to our charter related to the vote required to (i) remove a director or (ii) approve any extraordinary transaction (i.e., merger, share exchange, consolidation, conversion and sale of all or substantially all of our assets) requires the affirmative vote of stockholders entitled to cast two-thirds of all the votes entitled to be cast on the matter. However, subject to the rights of any class or series of preferred stock, the Board of Directors may supplement the charter of our Company to designate new classes or series of common or preferred stock without stockholder approval.

Issuance of Additional Equity

  Operating Partnership

        The Operating Partnership is generally authorized to issue OP Units and other partnership interests, including partnership interests of different series or classes, as determined by our Company as the general partner in its sole discretion. The Operating Partnership may issue OP Units and other partnership interests to our Company as the general partner, as long as these interests are issued to all of the partners in proportion to their respective interests in the Operating Partnership. The Operating Partnership may also issue OP Units to our Company in connection with a new issuance of securities of our Company, provided that the proceeds of the new issuance of securities of our Company are contributed to the Operating Partnership and the OP Units issued to our Company have terms substantially identical to the new securities being issued by our Company.

  Our Company

        The Board of Directors may authorize the issuance, in its discretion, of additional Common Stock and other equity securities of our Company, including one or more classes of common or preferred stock, with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as the Board of Directors may establish.

        The Operating Partnership and our Company both have substantial flexibility to raise equity through the sale of additional OP Units, shares of capital stock or other securities to finance the business and affairs of the Operating Partnership.

Borrowing Policies

  Operating Partnership

        The Operating Partnership has no restrictions on borrowings, and our Company as general partner has full power and authority to borrow money on behalf of the Operating Partnership.

  Our Company

        Our Company is not restricted under its charter from borrowing. However, under the Operating Partnership Agreement, our Company, as general partner, may not borrow money, except for the purpose of advancing funds to the Operating Partnership for any proper purpose of the Operating Partnership and except for certain loans from the Operating Partnership to our Company.

Permitted Investments

  Operating Partnership

        The Operating Partnership's purpose is to conduct any business that may be lawfully conducted by a Delaware limited partnership, provided that this business is to be conducted in a manner that permits our Company to be qualified as a REIT, unless our Company ceases to qualify as a REIT for any reason. The Operating Partnership is authorized to perform any and all acts for the furtherance of the purposes and business of the Operating Partnership, including making investments or entering into joint ventures or partnerships.

  Our Company

        Under its charter, our Company may engage in any lawful activity permitted by the MGCL. Under the Operating Partnership Agreement, our Company, as general partner, must conduct all of its business activities through the Operating Partnership. However, our Company, as the general partner, is also permitted to hold, directly or indirectly, up to a 1% interest in certain existing entities and may acquire an interest in other additional properties but only if the Operating Partnership is acquiring at least 99 times our proposed participation in the property.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain material U.S. federal income tax considerations that may be relevant to a U.S. Holder (as defined below) of OP Units, including Distribution Units, who receives our Common Stock upon redemption of his, her or its OP Units. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that the operation of the Company and the Operating Partnership, and each of their subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation which may be important to a particular investor in light of its specific investment or tax circumstances, or if a particular investor is subject to special tax rules (for example, if a particular investor is a financial institution, broker-dealer, insurance company, tax-exempt organization, partnership, grantor trust or other pass-through entity (or person holding OP Units through a partnership, grantor trust or other pass-through entity) or, except to the extent discussed below, a Non-U.S. Holder (as defined below) of OP Units, or if an investor received his OP Units in connection with providing services to the Company or the Operating Partnership, or the investor otherwise provides services to the Company, the Operating Partnership or its subsidiaries, as determined for U.S. federal income tax purposes). Except to the extent discussed below under "—Non-U.S. Holders," this discussion only applies to unit holders that provide an affidavit to the Operating Partnership at the time their OP Units are redeemed, accurately stating, under penalties of perjury, the holder's taxpayer identification number and that the holder is not a foreign person. This summary also assumes that OP Units are held as capital assets. No advance ruling has been or will be sought from the IRS, and no opinion of counsel will be received, regarding the U.S. federal, state, local or foreign tax consequences discussed herein. The U.S. federal income tax consequences to a holder of OP Units that exchanges its OP Units for shares of Common Stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law. No clear precedent or authority may be available on some questions. This summary supplements the discussion of "Material United States Federal Income Tax Considerations" in the accompanying prospectus.

        If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds OP Units, the tax treatment of such partnership, or a partner in the partnership, generally will depend on the status of the partner and the activities of the partnership. Partnerships holding OP Units, and persons that are partners in partnerships holding OP Units, should consult their own tax advisors regarding the tax consequences of the transactions and matters described herein.

        As used herein, a "U.S. Holder" is a beneficial owner of OP Units that is, for U.S. federal income tax purposes, (a) an individual citizen or resident of the United States, (b) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, a state therein or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) if a U.S. court is able to exercise primary supervision over the trust's administration and one or more United States persons, as defined under Section 7701(a)(30) of the Code, have authority to control all the trust's substantial decisions or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. A "Non-U.S. Holder" means a beneficial owner of OP Units (other than an entity treated as a partnership for U.S. federal income tax purposes) that, for

U.S. federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign estate or foreign trust.

        HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF REDEEMING THEIR OP UNITS, INCLUDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSIDERATIONS OF REDEEMING UNITS IN THEIR PARTICULAR CIRCUMSTANCES AND POTENTIAL CHANGES IN APPLICABLE LAWS AS WELL AS THE TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF OUR STOCK.

Tax Treatment of Redemption of OP Units

        If the Operating Partnership were to redeem OP Units and if the Company were to satisfy that redemption with shares of Common Stock, the partnership agreement for the Operating Partnership provides that the Company, the Operating Partnership, and the holder will treat the redemption as a sale of OP Units to the Company at the time the OP Units are redeemed. This sale will be fully taxable to the holder. See "—Tax Treatment of Disposition of OP Units by Holders Generally" below.

        If, instead, the Operating Partnership were to redeem all of a U.S. Holder's OP Units for cash, and such cash was not contributed by the Company to the Operating Partnership for that purpose, the tax consequences to the U.S. Holder would generally be as described under "—Tax Treatment of Disposition of OP Units by Holders Generally" below. If, however, the Operating Partnership redeems less than all of a U.S. Holder's OP Units, such holder would recognize taxable gain only to the extent that the amount the U.S. Holder would be treated as receiving (including the cash plus the reduction, if any, of such holder's share of the Operating Partnership liabilities resulting from the redemption) exceeded the U.S. Holder's adjusted basis in all of its OP Units immediately before the redemption, and the U.S. Holder would not be permitted to recognize any loss in respect of the redemption.

Potential Application of Disguised Sale Regulations to a Holder's Original Contribution of Property for OP Units upon a Redemption or Deemed Redemption of OP Units

        If a U.S. Holder originally contributed property (including for this purpose a partnership interest) to the Operating Partnership in exchange for OP Units, a distribution of cash or Common Stock to the U.S. Holder (including upon a redemption or deemed redemption of OP Units) may result in a "disguised sale" of that contributed property. The Code and the Treasury Regulations under the Code generally provide that a holder's contribution of property to the Operating Partnership and a simultaneous or subsequent transfer of money or other consideration from the Operating Partnership to the holder, including the partnership's assumption of a liability or taking the property subject to a liability, may be treated as a sale, in whole or in part, of the property by the holder to the partnership. Further, the Treasury Regulations provide generally that, in the absence of an applicable exception, if the Operating Partnership transfers money or other consideration (such as Common Stock) to a holder within two years after the holder contributed property to the partnership, the transactions will be presumed to be a sale of the contributed property unless the facts and circumstances clearly establish that the transfers do not constitute a sale. The Treasury Regulations also provide that if more than two years have passed between the time when a holder contributed property to the partnership and the time when the partnership transferred money or other consideration (such as Common Stock) to the holder, the transactions will be presumed not to be a sale unless the facts and circumstances clearly establish that the transfers constitute a sale.

        Accordingly, if the Operating Partnership distributes cash or Common Stock (including upon a redemption or deemed redemption of a U.S. Holder's OP Units), the IRS could contend that the distribution of cash or Common Stock should be treated as part of a disguised sale of the original contribution property because the U.S. Holder will receive cash or Common Stock, as applicable, after having contributed property to the Operating Partnership. If disguised sale treatment were to apply in whole or in part to the original contribution and subsequent distribution of cash or Common Stock, such holder would be treated for U.S. federal income tax purposes as if, on the date of the holder's contribution of property to the Operating Partnership, the Operating Partnership transferred to the holder, in addition to any OP Units not treated as part of the disguised sale, an obligation to pay the holder the amount of the later distribution. In that case, the holder may be required to recognize gain on the disguised sale in such earlier year and/or may have a portion of the proceeds recharacterized as interest or be required to pay an interest charge on any tax due.

Tax Treatment of Disposition of OP Units by Holders Generally

        If a U.S. Holder redeems OP Units in a manner that is treated as a taxable sale of the OP Units, the U.S. Holder's gain or loss from such taxable sale will generally be equal to the difference between:

  •
  the amount realized for tax purposes; and

  •
  the U.S. Holder's tax basis in the OP Units.

        The "amount realized" will generally be the sum of:

  •
  the cash and fair market value of other property received, including any Common Stock; plus

  •
  the reduction of the portion of the Operating Partnership's liabilities allocable to the OP Units redeemed.

        The amount of Operating Partnership liabilities allocable to the OP Units sold will include the Operating Partnership's share of the liabilities of certain entities in which it owns an interest. See "—Basis of OP Units" below for information about the tax basis of OP Units.

        A U.S. Holder will generally recognize gain to the extent that the amount realized exceeds the U.S. Holder's basis in the OP Units sold. The amount of gain recognized or the tax liability resulting from the gain could exceed the amount of cash and the value of any other property, including Common Stock, received upon the redemption of the OP Units. A U.S. Holder's adjusted tax basis in any Common Stock received in exchange for OP Units will be the fair market value of those shares on the date of the exchange. Similarly, a U.S. Holder's holding period in such shares will begin the day following the exchange. The use of any losses recognized upon an exchange is subject to a number of limitations set forth in the Code.

        Except as described below, any gain recognized upon a redemption of OP Units will be treated as gain attributable to the sale or disposition of a capital asset. To the extent, however, that the amount realized upon the redemption of an OP Unit attributable to a U.S. Holder's share of "unrealized receivables" of the Operating Partnership, as defined in Section 751 of the Code, exceeds the basis attributable to those assets, this excess will be treated as ordinary income. Unrealized receivables include, to the extent not previously included in the Operating Partnership's income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts that would be subject to recapture as ordinary income if the Operating Partnership had sold its assets at their fair market value at the time of the redemption of an OP Unit.

        For non-corporate U.S. Holders, the current maximum rate of U.S. federal income tax on the net capital gain from the sale or exchange of a capital asset held for more than one year is 20%. The maximum rate for net capital gains attributable to the sale of depreciable real property held for more than one year is 25% to the extent of the prior deductions for depreciation that are not otherwise recaptured as ordinary income under the depreciation recapture rules described above.

        Certain U.S. Holders could be subject to the 3.8% Medicare surtax with respect to income derived from the Operating Partnership (and gain from the sale or exchange of Units) that may be taken into account in determining the investor's net investment income and/or modified adjusted income for purposes of this surtax.

Basis of OP Units

        In general, if a U.S. Holder received OP Units in exchange for contributing an interest in a partnership or for other property, the holder has an initial tax basis in the OP Units equal to the holder's basis in the contributed partnership interest or other property, as applicable. The U.S. Holder's basis in OP Units generally is increased by:

  •
  the holder's share of the Operating Partnership's taxable and tax-exempt income; and

  •
  increases in the holder's share of the liabilities of the Operating Partnership, including the Operating Partnership's share of the liabilities of some entities in which it owns an interest.

        Generally, a U.S. Holder's basis in OP Units is decreased by:

  •
  the holder's share of Operating Partnership distributions;

  •
  decreases in the holder's share of liabilities of the Operating Partnership, including the Operating Partnership's share of the liabilities of some entities in which it owns an interest;

  •
  the holder's share of losses of the Operating Partnership; and

  •
  the holder's share of nondeductible expenditures of the Operating Partnership that are not chargeable to capital.

        However, a U.S. Holder's basis will not decrease below zero.

Tax Reporting and Withholding

        Information concerning a redemption may be required to be reported to the IRS. The Company or Operating Partnership will be required to withhold any applicable U.S. federal, state and local taxes from the redemption. If the amount required to be withheld with respect to a unitholder exceeds the cash portion of the redemption, the U.S. Holder may be required to pay such excess amount in cash to the Operating Partnership or the Operating Partnership may withhold such excess amount from future distributions.

Non-U.S. Holders

        Gain recognized by a Non-U.S. Holder on a sale, exchange or redemption of an OP Unit will be subject to U.S. federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") at the same rates generally applicable to U.S. Holders. The Company or the Operating Partnership will be required, under the FIRPTA provisions of the Code, to deduct and withhold 10% of the amount realized by Non-U.S. Holders on a redemption and Non-U.S. Holders will be required to file a U.S. federal income tax return to report any gain and pay any additional tax due. The amount withheld would be creditable against the Non-U.S. Holder's U.S. federal income tax liability and, if the amount withheld exceeds the actual tax liability, the Non-U.S. Holder could claim a refund from the IRS, provided that the required information or returns are timely furnished to the IRS, State and local taxes, withholding and tax return filing obligations may also apply.

FATCA

        Pursuant to recently finalized Treasury regulations, the "Foreign Account Tax Compliance Act" or "FATCA" will impose a 30% withholding tax on certain types of "withholdable payments" made after June 30, 2014, to "foreign financial institutions" and certain other non-U.S. entities unless the foreign financial institution or other non-U.S. entity undertakes certain diligence obligations, makes certain certifications, satisfies reporting obligations and meets other specified requirements (including, potentially, furnishing identifying information regarding each substantial United States owner). If the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. For this purpose, subject to certain exceptions, the term "withholdable payment" generally means (i) any payment of interest, dividends, rents, and certain other types of generally passive income if such payment is from sources within the United States, and (ii) any gross proceeds from the sale or other disposition of any property of a type which can produce interest or dividends from sources within the United States (including, for example, stock and debt of U.S. corporations). Under current law, withholding will generally apply to withholdable payments described in clause (i) made after June 30, 2014, and to withholdable payments described in clause (ii) made after December 31, 2016. Accordingly, if a limited partner does not provide the Operating Partnership with the information necessary to establish such limited partner's exemption from such withholding or the limited partner is not otherwise exempt from such withholding, then allocations and/or distributions to such limited partner by the Operating Partnership may be subject to the 30% withholding tax. Neither the Company nor the Operating Partnership will pay any additional amounts in respect of any amounts withheld under FATCA. Limited partners are, therefore, urged to consult their tax advisors regarding the impact on FATCA on their investment in the Operating Partnership.

        Withholding under FATCA does not apply to income that is effectively connected with a U.S. trade or business, and thus a substantial portion of the Operating Partnership's income may be exempt from withholding under FATCA.

        For a discussion regarding the U.S. federal income tax considerations of the acquisition, ownership and disposition of our Common Stock, see the discussion of "Material United States Federal Income Tax Considerations" in the accompanying prospectus. Such discussion does not purport to deal with all aspects of taxation that may be relevant to particular U.S. Holders or Non-U.S. Holders in light of their personal investment or tax circumstances. U.S. Holders and Non-U.S. Holders are urged to consult their tax advisers regarding the specific U.S. federal, state and local, and foreign income and other tax consequences of the acquisition, holding and disposition of such Common Stock generally.

        HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF ACQUIRING, HOLDING AND DISPOSING OF COMMON STOCK AND OF REDEEMING OP UNITS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

USE OF PROCEEDS

        We will receive no cash proceeds from any issuance of the Common Stock covered by this prospectus supplement, but we will acquire additional common units of the Operating Partnership in exchange for any such issuances. We intend to hold any Distribution Units which we acquire in the Operating Partnership.

 PLAN OF DISTRIBUTION

        This prospectus supplement relates to the possible issuance by us of up to 287,567 shares of Common Stock issued to holders of Distribution Units, and any of their pledgees, donees, transferees or other successors in interest. We may only offer shares of Common Stock to the holders of Distribution Units if the holders present them for redemption and we exercise our right to issue Common Stock to them instead of paying a cash amount.

        We will bear all costs, expenses and fees in connection with the registration of the Common Stock.

LEGAL MATTERS

        Certain legal matters will be passed upon for us by Venable LLP, Baltimore, Maryland.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

        We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Macerich's SEC filings are also available to the public from the SEC's website at http://www.sec.gov.

        The information incorporated by reference herein is an important part of this prospectus supplement. Any statement contained in a document which is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that we later file with the SEC prior to the termination of this offering, modifies or replaces this information. Macerich's SEC file number is 001-12504. We are incorporating by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 21, 2014;

  •
  those portions of our definitive Proxy Statement on Schedule 14A for our 2014 Annual Meeting of Stockholders, filed on April 18, 2014, that are incorporated by reference in our Form 10-K;

  •
  our Quarterly Reports on Form 10-Q for the periods ended March 31, 2014 and June 30, 2014, filed on May 5, 2014 and August 1, 2014, respectively;

  •
  our Current Reports on Form 8-K filed on January 31, 2014 (as amended by the Current Report on Form 8-K/A filed on July 18, 2014) and June 2, 2014;

  •
  our Current Reports on Form 8-K/A filed on February 8, 2013 and March 28, 2013;

  •
  the descriptions of our Common Stock which are contained in registration statements filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions; and

  •
  all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering, except as to any portion of any future report or document that is deemed furnished and not filed in accordance with SEC rules.

        Upon request, we will provide, without charge, to each person to whom a copy of this prospectus supplement is delivered a copy of the documents incorporated by reference in this prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, by writing or telephoning us at the following:

The Macerich Company
401 Wilshire Boulevard, Suite 700
Santa Monica, CA 90401-1452
Attention: Corporate Secretary
(310) 394-6000

Prospectus

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
RIGHTS
STOCK PURCHASE CONTRACTS
UNITS

        We, or any selling securityholders to be identified in the future, may offer from time to time, in one or more series:

  •
  shares of our common stock;

  •
  shares of our preferred stock;

  •
  depositary shares representing an interest in a fractional share or multiple shares of preferred stock;

  •
  senior and/or subordinated debt securities;

  •
  warrants to purchase common stock, preferred stock and/or debt securities;

  •
  rights to purchase common stock, preferred stock and/or debt securities;

  •
  stock purchase contracts relating to a specified number of shares of common stock, preferred stock or depositary shares; and

  •
  units consisting of two or more of these classes or series of securities.

        We, or any selling securityholders to be identified in the future, may offer these securities in amounts, at prices and on terms determined at the time of offering. The specific plan of distribution for any securities to be offered will be provided in a prospectus supplement. If we use agents, underwriters or dealers to sell these securities, a prospectus supplement will name them and describe their compensation.

        The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information," before you make an investment decision.

        Our common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "MAC." On August 19, 2014, the last reported sale price of our common stock on the NYSE was $65.32 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 4 of this prospectus, as well as the Risk Factors contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 20, 2014.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement that we filed on Form S-3 with the U.S. Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a "shelf" registration process. By using a shelf registration statement, we or any selling securityholders may sell any combination of our common stock, preferred stock, depositary shares, debt securities, warrants, rights, stock purchase contracts or units from time to time and in one or more offerings. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered (if other than common stock) and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Unless otherwise stated, or the context otherwise requires, references in this prospectus to the "Company," "we," "us" and "our" refer to The Macerich Company, those entities owned or controlled by The Macerich Company and predecessors of The Macerich Company.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed our registration statement on Form S-3 with the SEC under the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC's Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC's website at www.sec.gov or on our website at www.macerich.com.

        This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede the information included or incorporated by reference in this prospectus. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 21, 2014;

  •
  those portions of our definitive Proxy Statement on Schedule 14A for our 2014 Annual Meeting of Stockholders, filed with the SEC on April 18, 2014, that are incorporated by reference in our Form 10-K;

  •
  our Quarterly Reports on Form 10-Q for the periods ended March 31, 2014 and June 30, 2014, filed on May 5, 2014 and August 1, 2014, respectively;

  •
  our Current Reports on Form 8-K filed on January 31, 2014 (as amended by the Current Report on Form 8-K/A filed on July 18, 2014) and June 2, 2014;

  •
  our Current Reports on Form 8-K/A filed on February 8, 2013 and March 28, 2013;

  •
  the descriptions of our common stock which are contained in registration statements filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such descriptions; and

  •
  all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until all of the securities offered under this prospectus are sold, except as to any portion of any future report or document that is deemed furnished and not filed in accordance with SEC rules.

        Upon request, we will provide, without charge, to each person to whom a copy of this prospectus is delivered a copy of any or all of the documents incorporated by reference in this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit to this prospectus, by writing or telephoning us at the following:

The Macerich Company
401 Wilshire Boulevard, Suite 700
Santa Monica, CA 90401-1452
Attention: Corporate Secretary
(310) 394-6000

 FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference, and any prospectus supplement will contain or incorporate by reference, statements that constitute forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as "may," "will," "could," "should," "expects," "anticipates," "intends," "projects," "predicts," "plans," "believes," "seeks," "estimates," "scheduled" and variations of these words and similar expressions. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Forward-looking statements include statements regarding, among other matters:

  •
  expectations regarding our growth;

  •
  our beliefs regarding our acquisition, redevelopment, development, leasing and operational activities and opportunities, including the performance of our retailers;

  •
  our acquisition, disposition and other strategies;

  •
  regulatory matters pertaining to compliance with governmental regulations;

  •
  our capital expenditure plans and expectations for obtaining capital for expenditures;

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  our expectations regarding income tax benefits;

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  our expectations regarding our financial condition or results of operations; and

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  our expectations for refinancing our indebtedness, entering into and servicing debt obligations and entering into joint venture arrangements.

        We caution you that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause our actual results, performance or achievements or the industry to differ materially from our future results, performance or achievements, or those of the industry, expressed or implied in such forward-looking statements. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets, including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. We urge you to carefully review the disclosures we make concerning these risks and other factors that may affect our business and operating results, under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement, which disclosures are incorporated herein by reference. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, any prospectus supplement or any other document incorporated by reference into this prospectus or any prospectus supplement. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this prospectus or any prospectus supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.

 RISK FACTORS

        Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, and the applicable prospectus supplement, as well as other information we include or incorporate by reference in this prospectus and in the applicable prospectus supplement. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

THE MACERICH COMPANY

        We are involved in the acquisition, ownership, development, redevelopment, management, and leasing of regional and community/power shopping centers located throughout the United States. We are the sole general partner of, and own a majority of the ownership interests in, The Macerich Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"). As of June 30, 2014, the Operating Partnership owned or had an ownership interest in 52 regional shopping centers and nine community/power shopping centers aggregating approximately 55 million square feet of gross leasable area.

        We are a self-administered and self-managed real estate investment trust, or REIT, and we conduct all of our operations through the Operating Partnership and our management companies, Macerich Property Management Company, LLC, a single member Delaware limited liability company, Macerich Management Company, a California corporation, Macerich Arizona Partners LLC, a single member Arizona limited liability company, Macerich Arizona Management LLC, a single member Delaware limited liability company, Macerich Partners of Colorado LLC, a Colorado limited liability company, MACW Mall Management, Inc., a New York corporation, and MACW Property Management, LLC, a single member New York limited liability company.

        We were organized as a Maryland corporation in September 1993. Our principal executive offices are located at 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401. Our telephone number is (310) 394-6000. Our website address is www.macerich.com. Information on our website does not constitute part of this prospectus or any prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

        The table below presents our consolidated ratios of earnings to fixed charges for each of the periods indicated. We computed these ratios by dividing earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations before adjustment for equity in income of unconsolidated joint ventures, co-venture expense, (loss) gain on remeasurement, sale or write-down of assets, net, and loss (gain) on extinguishment of debt. We further adjusted earnings by adding cash distributions from unconsolidated joint ventures instead of the equity in their income and adding fixed charges net of capitalized interest. Fixed charges consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, estimated interest within rental expense. The ratios are based solely on historical financial information and no pro forma adjustments have been made.

	Year Ended December 31,
Six Months Ended June 30, 2014	2013	2012	2011	2010	2009
1.51x	1.81x	1.77x	1.43x	1.27x	1.40x

        There was no preferred stock outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges.

 USE OF PROCEEDS

        When we offer particular securities, we will describe in a prospectus supplement relating to the securities offered how we intend to use the proceeds from their sale. We may invest funds not required immediately for such purposes in short-term investment grade securities. We will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF OUR CAPITAL STOCK

        The following is a summary description of the material terms of our capital stock. Provisions of our charter and our bylaws fix or may affect some of the terms of our capital stock. For a complete description of the terms of all of our capital stock, including our common stock, we refer you to the Maryland General Corporation Law, our charter and our bylaws. Our charter and our bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Capitalization

        Our charter authorizes us to issue up to 325,000,000 shares of capital stock, consisting of 250,000,000 shares of common stock, $0.01 par value per share, 15,000,000 shares of preferred stock, $0.01 par value per share, and 60,000,000 shares of excess stock, $0.01 par value per share ("excess stock"). As of June 30, 2014, we had

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  140,707,294 shares of common stock (including 9,189 shares of unvested restricted common stock) issued and outstanding; and

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  1,961,345 shares of Series D Preferred Stock authorized, none of which are outstanding.

        In addition, as of June 30, 2014, 1,076,059 shares of our common stock were reserved for issuance upon exercise of outstanding employee stock options and employee stock appreciation rights, 364,119 shares of our common stock were reserved for issuance upon the payment of stock units issued under our Director Phantom Stock Plan and 2003 Equity Incentive Plan, 10,444,138 shares of our common stock were reserved for issuance upon redemption of outstanding limited partnership units and long-term incentive plan units of the Operating Partnership, and 193,973 shares of our common stock were reserved for issuance upon redemption of outstanding limited partnership units of MACWH, LP.

        Shares of Series D Preferred Stock, if issued, could be converted into shares of our common stock based on a formula set forth in the applicable Articles Supplementary. Rights of holders of Series D Preferred Stock include dividend and liquidation preferences over the holders of shares of our common stock and voting rights in some circumstances.

        Our charter and Maryland law permit our board of directors, or any duly authorized committee thereof, to classify and reclassify any unissued shares of our capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms and conditions of redemption of the classified or reclassified shares of our capital stock. The terms of any stock classified or reclassified by our board of directors or a duly authorized committee thereof in accordance with our charter will be set forth in articles supplementary filed with the State Department of Assessments and Taxation of Maryland prior to the issuance of any classified or reclassified stock.

Restrictions on Transfer and Ownership

        For us to qualify as a REIT under the Code, both of the following conditions relating to ownership of shares must be satisfied:

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  not more than 50% in value of our outstanding stock (after taking into account options to acquire stock) may be owned, directly or indirectly (after application of certain attribution rules), by five or fewer "individuals" (as defined under the Code to include some entities that would not ordinarily be considered "individuals") during the last half of a taxable year; and

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  shares of our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

        See "Material United States Federal Income Tax Considerations—Taxation of Our Company" and "—Requirements for Qualification."

Our Charter Restricts the Ownership and Transfer of Shares of Our Capital Stock

        Subject to exceptions specified in our charter, no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, in excess of the lesser of 5% in value or in number of shares of our outstanding capital stock. The attribution provisions are complex and may cause stock owned directly or indirectly by a group of related individuals or entities to be deemed to be owned by one individual or entity. As a result, the acquisition of less than 5% in value or in number of shares of stock (or the acquisition of an interest in an entity which owns stock) by an individual or entity could cause that individual or entity (or another individual or entity) to be deemed to own in excess of 5% in value or in number of shares of our outstanding capital stock, and thus subject that stock to the ownership limit. Our board of directors, in its sole discretion (subject to certain limitations), may waive the ownership limit with respect to our stockholders, but is under no obligation to do so. As a condition of a waiver of the ownership limit, our board of directors may require opinions of counsel satisfactory to it or other conditions as it may direct, including an agreement from the applicant that the applicant will not act to threaten our REIT status. Our charter excludes from the ownership limit some persons and their respective families and affiliates, but provides that no excluded participant may own (directly or indirectly) more than the excluded participant's percentage limitation, as described below under "—Issuance of Excess Stock."

        Our charter provides that any purported transfer or issuance of shares, or other event, will be null and void if it results in a prohibited event. The intended transferee or purported owner in a transaction that results in a prohibited event will not acquire, and will retain no rights to, or economic interest in, those shares of stock. See "—Issuance of Excess Stock."

Issuance of Excess Stock

        Our charter provides that in the case of a "prohibited event," the relevant shares of stock will automatically be exchanged for shares of excess stock, to the extent necessary to ensure that the purported transfer or other event does not result in a prohibited event. A prohibited event is a purported transfer of stock or other event that will, if effective, result in any of the following:

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  a person owning (directly or indirectly) shares of our stock in excess of the ownership limit as determined in accordance with our charter or owning (directly or indirectly) more than a specified percentage of our common stock as determined in accordance with our charter (that person's "percentage limitation");

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  shares of our common stock and preferred stock being owned by fewer than 100 persons (determined without reference to any rules of attribution);

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  our becoming "closely held" under Section 856(h) of the Internal Revenue Code (the "Code") (determined without regard to Code Section 856(h)(2) and by deleting the words "the last half of" in the first sentence of Code Section 542(a)(2) in applying Code Section 856(h)); or

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  our disqualification as a REIT.

        Outstanding shares of excess stock will be held in trust. The trustee of the trust will be appointed by us and will be independent of us, any purported record or beneficial transferee and any beneficiary of such trust (the "beneficiary"). The beneficiary will be one or more charitable organizations selected by the trustee.

        Our charter further provides that shares of excess stock are entitled to the same dividends as the shares of stock exchanged for excess stock (the "original shares"). The trustee, as record holder of the excess stock, is entitled to receive all dividends and distributions in respect of the excess stock as may be authorized by our board of directors and declared by us and will hold the dividends or distributions in trust for the benefit of the beneficiary. The trustee is also entitled to cast all votes that holders of the excess stock are entitled to cast. Shares of excess stock in the hands of the trustee will have the same voting rights as original shares. Upon our liquidation, dissolution or winding up, each share of excess stock will be entitled to receive ratably with each other share of stock of the same class or series as the original shares, the assets distributed to the holders of the class or series of stock. The trustee will distribute to the purported transferee the amounts received upon our liquidation, dissolution or winding up, but only up to the amount paid by the purported transferee, or the market price for the original shares on the date of the purported transfer, if no consideration was paid by the transferee, and subject to additional limitations and offsets set forth in our charter.

        If, after the purported transfer or other event resulting in an exchange of stock for shares of excess stock, dividends or distributions are paid with respect to the original shares, then the dividends or distributions will be paid to the trustee for the benefit of the beneficiary. While shares of excess stock are held in trust, excess stock may be transferred by the trustee only to a person whose ownership of the original shares will not result in a prohibited event. At the time of any permitted transfer, the shares of excess stock will be automatically exchanged for the same number of shares of the same type and class as the original shares. Our charter contains provisions that prohibit the purported transferee of shares of excess stock from receiving in return for the transfer an amount that reflects any appreciation in the original shares during the period that the shares of excess stock were outstanding. Our charter requires any amount received by a purported transferee, in excess of the amount permitted to be received, to be paid to the beneficiary.

        Our charter further provides that we may purchase, for a period of 90 days during the time the shares of excess stock are held in trust, all or any portion of the excess stock at the lesser of the price paid for the stock by the purported transferee (or if no consideration was paid, the market price at the time of such transaction) or the market price of the relevant shares as determined in accordance with our charter. The 90-day period begins on the date of the prohibited transfer if the purported transferee gives notice to our board of directors of the transfer or, if no notice is given, the date our board of directors determines in good faith that a prohibited transfer has been made.

        These provisions contained in our charter will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Amendments to our charter generally require the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of us without the approval of our board of directors.

        Any certificates representing shares of our common stock and our preferred stock bear or will bear a legend referring to the restrictions described above.

        All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% of our outstanding stock must file an affidavit with us containing the information specified in our charter within 30 days after January 1 of each year. In addition, these and other significant stockholders are required, upon demand, to disclose to us in writing the information with respect to their direct, indirect and constructive ownership of shares of our capital stock that our board of directors deems necessary to comply with the provisions of the Code applicable to a REIT.

Selected Provisions of Maryland Law and of Our Charter and Bylaws

        In addition to the ownership limit, certain provisions of our charter, bylaws and the Maryland General Corporation Law may delay, defer or prevent a change of control or other transaction in which holders of some, or a majority, of shares of our common stock might receive a premium for their shares over the then prevailing market price of those shares or which such holders might believe to be otherwise in their best interests. The following paragraphs summarize a number of these provisions, as well as selected provisions of the Maryland General Corporation Law.

Advance Notice of Director Nominations and New Business; Procedures for Special Meetings Requested by Stockholders

        Our charter and bylaws provide that for any stockholder proposal to be presented in connection with an annual meeting or special meeting of our stockholders, including a proposal to nominate a director, the stockholder must have given timely written notice of the proposal to our secretary. The bylaws provide that nominations to our board of directors and the proposal of other business to be considered by stockholders at an annual meeting of stockholders may be made only:

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  pursuant to our notice of the meeting;

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  by or at the direction of our board of directors; or

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  by any stockholder who is a stockholder of record both at the time such stockholder gives the notice required by our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on the proposal of other business, as the case may be, and who has complied with the advance notice procedures, including minimum and maximum time periods, set forth in our charter and bylaws.

        Our bylaws also provide that only the business specified in our notice of meeting may be brought before a special meeting of stockholders. Nominations of persons for election to our board of directors at a special meeting of stockholders at which directors are to be elected may be made only:

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  by or at the direction of our board of directors;

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  by a stockholder who has requested that a special meeting be called for the purpose of electing directors in compliance with our bylaws and who has supplied the information required by our bylaws about each individual whom the stockholder proposes to nominate for election as a director; or

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  provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by any stockholder who is a stockholder of record both at the time such stockholder gives the notice required by our bylaws and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures, including minimum and maximum time periods, set forth in our bylaws.

        Our bylaws also contain special procedures applicable to a special meeting of stockholders that is called by the secretary to act on any matter that may properly be considered at a meeting of stockholders at the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at the meeting.

Exemptions for our original founders from the Maryland Business Combination Law

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

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  any person who beneficially owns 10% or more of the voting power of the corporation's voting stock; or

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  an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by two super-majority stockholder votes, unless, among other conditions, the holders of the corporation's common stock receive a minimum price, as defined by Maryland law, for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. None of these provisions of Maryland law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation before the time that the interested stockholder becomes an interested stockholder. Furthermore, a person is not an interested stockholder if the transaction by which he or she would otherwise have become an interested stockholder is approved in advance by the board of directors.

        As permitted by Maryland law, our charter exempts from these provisions any business combination between us and our original founders and their respective affiliates or related persons. As a result, these persons may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance with the super-majority vote requirements and the other provisions of the statute.

Non-Stockholder Constituencies

        Under our charter, for the purpose of determining our and our stockholders' best interests with respect to a proposed business combination or other transaction involving a change of control of us, our board of directors must give due consideration to all relevant factors, including, without limitation, the interests of our employees, the economy, community and societal interests and our and our stockholders' long-term as well as short-term interests, including the possibility that these interests may be best served by our continued independence.

Other Provisions of Our Charter

        Our charter authorizes our board of directors to classify and reclassify unissued shares and issue one or more classes or series of common stock or preferred stock and authorizes the creation and issuance of rights entitling holders thereof to purchase from us shares of stock or other securities or property.

Control Share Acquisitions

        Maryland law provides that the acquirer of certain levels of voting power in electing directors of a Maryland corporation (one-tenth or more, but less than one-third, one-third or more but less than a majority, and a majority or more) is not entitled to vote the shares in excess of the applicable threshold unless voting rights for the shares are approved at a meeting by holders of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by an officer or director of the corporation who is an employee of the corporation, or unless the acquisition of the shares has been specifically or generally approved or exempted from the statute by a provision in the corporation's charter or bylaws adopted before the acquisition of the shares. Our charter exempts from these provisions voting rights of shares owned or acquired by our original founders and their respective affiliates and related persons. Our bylaws also contain a provision exempting from this statute any acquisition by any person of shares of our stock. There can be no assurance that this bylaw will not be amended or eliminated in the future.

Amendment to Our Charter and Bylaws

        Except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in our charter, amendments to our charter must be declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. Any amendment to our charter related to the vote required to (i) remove a director or (ii) approve any extraordinary transaction (i.e., merger, share exchange, consolidation, conversion and sale of all or substantially all of our assets) requires the affirmative vote of stockholders entitled to cast two-thirds of all the votes entitled to be cast on the matter. Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws. In addition, the Maryland General Corporation Law permits our board of directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to implement certain takeover defenses.

Director Removal

        Subject to the rights of holders of any series of preferred stock, our charter provides that a director may be removed only for cause and only by the affirmative vote of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors.

Our Dissolution

        Our dissolution must be approved by our board of directors and by the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter.

Supermajority Vote for Extraordinary Corporate Actions

        Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert into another entity, sell all or substantially all of its assets, or engage in a share exchange or in a similar extraordinary corporate action unless approved by the corporation's board of directors and the affirmative vote of holders of at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Except for Article Seventh and Article Ninth of our charter, which provides that amendments to the charter (except for certain instances) and dissolution must be approved by the vote of holders of a majority of our outstanding shares of common stock entitled to vote on the matter, our charter does not provide for a lesser percentage in these situations.

Limitation of Liability of Directors

        Our charter includes provisions that eliminate the liability of our directors and officers to us and to our stockholders for money damages to the fullest extent permitted under Maryland law. Our charter and bylaws also require us to indemnify our present and former directors and officers to the maximum extent permitted under Maryland law. In addition, we have entered into indemnification agreements with our directors and some of our officers.

DESCRIPTION OF OUR COMMON STOCK

        Subject to the provisions of our charter regarding excess stock (as described above), the holders of our common stock have full voting rights, one vote for each share held of record. Subject to the provisions of our charter regarding excess stock and the rights of any holders of preferred stock, holders of our common stock are entitled to receive the dividends authorized by our board of directors and declared by us out of funds legally available for this purpose. Upon our liquidation, dissolution or winding up (but subject to the provisions of our charter and the rights of holders of any preferred stock), the assets legally available for distribution to holders of our common stock will be distributed ratably among the holders of our common stock. Holders of our common stock have no preemptive or other subscription or conversion rights and no liability for further calls upon shares. See "Description of Our Capital Stock—Selected Provisions of Maryland Law and of Our Charter and Bylaws." Our common stock is not subject to assessment.

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

        Under Maryland law and our bylaws, stockholders are entitled to receive prior notice of our annual and special meetings of stockholders. Notice is given to a stockholder when it is personally delivered to him or her, left at his or her residence or usual place of business, mailed to him or her at his or her address as it appears on our records or transmitted to him or her by electronic mail or other electronic means or by any other means permitted by Maryland law.

DESCRIPTION OF OUR PREFERRED STOCK

        Under our charter, we may issue shares of preferred stock from time to time, in one or more series as authorized by our board of directors. Prior to issuance of shares of each series, our board of directors is required by the Maryland General Corporation Law to adopt resolutions and file Articles Supplementary with the State Department of Assessments and Taxation of Maryland, fixing for each series the designations, powers, preferences, conversion and other rights, voting powers, qualifications, limitations as to dividends, restrictions and terms and conditions of redemption. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a change of control or other transaction in which holders of some, or a majority, of shares of our common stock might receive a premium for their shares over the then prevailing market price of those shares or which such holders might believe to be otherwise in their best interests. The preferred stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights. The terms of any preferred stock we offer under a prospectus supplement may differ from the terms we describe below.

        The prospectus supplement relating to the series of preferred stock offered by that supplement will describe the specific terms of those securities, including:

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  the title and stated value of that preferred stock;

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  the number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

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  the dividend rates, periods and/or payment dates or methods of calculation thereof applicable to that preferred stock;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on that preferred stock will accumulate;

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  the voting rights applicable to that preferred stock;

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  the procedures for any auction and remarketing, if any, for that preferred stock;

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  the provisions for a sinking fund, if any, for that preferred stock;

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  the provisions for redemption, if applicable, of that preferred stock;

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  any listing of that preferred stock on any securities exchange;

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  the terms and conditions, if applicable, upon which that preferred stock will be convertible into shares of common stock, including the conversion price (or manner of calculation of the conversion price) and conversion period;

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  a discussion of any material or special U.S. federal income tax considerations applicable to that preferred stock;

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  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up;

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  in addition to those limitations described elsewhere in this prospectus and any prospectus supplement, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

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  any other specific terms, preferences, rights, limitations or restrictions of that preferred stock.

Rank

        Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

  •
  senior to all classes or series of common stock and to all equity securities issued by us the terms of which expressly provide that those equity securities rank junior to the preferred stock;

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  on a parity with all equity securities issued by us the terms of which so provide or which do not expressly provide that those equity securities rank junior or senior to the preferred stock; and

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  junior to all equity securities issued by us the terms of which expressly provide that those equity securities rank senior to the preferred stock.

        The term "equity securities" does not include convertible debt securities.

Dividends

        Holders of shares of our preferred stock will be entitled to receive, when, as and if authorized by our board of directors and declared by us, out of our assets legally available for payment, cash dividends at rates and on dates as will be set forth in the applicable prospectus supplement. Each dividend will be payable to holders of record as they appear on our stock transfer books on the record dates as may be fixed by our board of directors.

        Dividends on any series or class of our preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of preferred stock for which dividends are noncumulative, then the holders of that series or class of preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on such series or class are declared or paid for any future period.

        Except as provided in the following paragraph, unless full cumulative dividends on the preferred stock of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for that payment is set apart for payment for all past dividend periods, no dividends (other than in the common stock or other stock of ours ranking junior to the preferred stock of that series or class as to dividends and upon liquidation) may be authorized or paid or set aside for payment nor may any other distribution be authorized or made on the common stock or any other stock of ours ranking junior to or on a parity with the preferred stock of that series or class as to dividends or upon liquidation. In addition, common stock or any other stock of ours ranking junior to or on a parity with the preferred stock of that series or class as to dividends or upon liquidation may not be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other stock of ours ranking junior to the preferred stock of that series or class as to dividends and upon liquidation).

        When dividends for all past dividend periods are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of preferred stock of any series or class and the shares of any other series or class of preferred stock ranking on a parity as to dividends with the preferred stock of that series or class, then all dividends authorized on shares of preferred stock of that series or class and any other series or class of preferred stock ranking on a parity as to dividends with that series or class of preferred stock will be authorized pro rata, so that the amount of dividends authorized per share on the preferred stock of that series or class and such other series or class of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on the shares of preferred stock of that series or class (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend) and that other series or class of preferred stock bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of that series or class that may be in arrears.

        Any dividend payment made on shares of a series or class of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series or class that remains payable.

        In determining whether a distribution by dividend, redemption or other acquisition of stock or otherwise is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution will not be added to our total liabilities.

Redemption

        If the applicable prospectus supplement so states, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement.

        The prospectus supplement relating to a series or class of preferred stock that is subject to mandatory redemption will specify the number of shares of that preferred stock that are to or may be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends on that preferred stock (which will not, if that preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series or class is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock will automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

        Notwithstanding the foregoing, unless full cumulative dividends on all outstanding shares of that series or class of preferred stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient for that payment is set apart for payment for all past dividend periods, we may not redeem any shares of that series or class of preferred stock unless all outstanding shares of preferred stock of that series or class are simultaneously redeemed and may not purchase or otherwise acquire directly or indirectly any shares of preferred stock of that series or class (except by conversion into or exchange for our stock ranking junior to the preferred stock of that series or class as to dividends and upon liquidation). However, this will not prevent the purchase or acquisition of shares of preferred stock of that series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series or class.

        If fewer than all of the outstanding shares of preferred stock of any series or class are to be redeemed, the number of shares to be redeemed will be determined by us, and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by those holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us.

        Notice of redemption will be mailed at least 30 days but not more than 90 days before the redemption date to each holder of record of a share of preferred stock of any series to be redeemed at the address shown on our stock transfer books. Each notice will state:

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  the redemption date;

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  the number of shares and series of the preferred stock to be redeemed;

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  the redemption price;

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  the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price;

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  that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

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  the date upon which the holder's conversion rights, if any, as to the shares will terminate.

        If fewer than all the shares of preferred stock of any series are to be redeemed, the notice mailed to each holder will also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any shares of preferred stock has been given, and if the funds necessary for that redemption have been irrevocably set apart by us in trust for the benefit of the holders of any shares of preferred stock so called for redemption, then from and after the redemption date, dividends will cease to accrue on those shares of preferred stock, those shares of preferred stock will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

Liquidation Preference

        Upon our voluntary or involuntary liquidation, dissolution or winding up, then, before we will make any distribution or payment to the holders of common stock or any other series or class of stock ranking junior to any series or class of the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up, the holders of that series or class of preferred stock will be entitled to receive, after payment or provision for payment of our debts and other liabilities and amounts due to stockholders whose preferential rights are senior to those of that series or class of preferred stock, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid on the preferred stock (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets.

        If, upon any voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of preferred stock and the corresponding amounts payable on all shares of other classes or series of our stock ranking on a parity with that series or class of preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of preferred stock and all other such classes or series of stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        If liquidating distributions have been made in full to all holders of any series or class of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of stock ranking junior to that series or class of preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, none of the following will be deemed to constitute a liquidation, dissolution or winding up of our affairs: (i) a consolidation, merger or other business combination of our Company with one or more corporations, REITs or other entities, (ii) our dissolution, liquidation, winding up, or reorganization immediately followed by incorporation of another entity to which such assets are distributed, (iii) a sale, lease, conveyance or other disposition of all or substantially all of our assets, properties or business to another entity or (iv) a statutory share exchange by us.

Voting Rights

        Holders of preferred stock will not have any voting rights, except as set forth below or as indicated in the applicable prospectus supplement.

        Unless provided otherwise for any series or class of preferred stock, so long as any shares of preferred stock of a series or class remain outstanding, we will not:

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  without the affirmative vote or consent of the holders of at least a majority of the shares outstanding at that time of that series or class of preferred stock (voting as a single class with all other series or classes of preferred stock upon which like voting rights have been conferred and are exercisable), given in person or by proxy, either in writing or at a meeting, authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to that series or class of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized stock into any of those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of those shares; or

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  without the affirmative vote or consent of the holders of at least a majority of the shares outstanding at that time of that series or class of preferred stock (voting as a single class with any other series or classes of preferred stock upon which like voting rights have been conferred and are exercisable), given in person or by proxy, either in writing or at a meeting, amend, alter or repeal the provisions of our charter or articles supplementary for such series or class of preferred stock so as to materially and adversely alter or change the rights, preferences or privileges of that series or class of preferred stock.

        However, no such vote or consent is required in connection with (i) any increase in the total number of our authorized shares; (ii) the authorization or increase of any class or series of shares of stock ranking, as to distribution rights and liquidation preference, on a parity with or junior to that series or class of preferred stock; (iii) any merger or consolidation in which we are the surviving entity if, immediately after the merger or consolidation, there are outstanding no shares of stock and no securities convertible into shares of stock ranking as to distribution rights or liquidation preference senior to that series or class of preferred stock other than our securities outstanding prior to such merger or consolidation; (iv) any merger or consolidation in which we are not the surviving entity if, as result of the merger or consolidation, the holders of that series or class of preferred stock receive shares of stock or other equity securities with preferences, rights and privileges substantially identical with the preferences, rights and privileges of that series or class of preferred stock and there are outstanding no shares of stock or stock or other equity securities of the surviving entity ranking as to distribution rights or liquidation preference senior to that series or class of preferred stock other than our securities outstanding prior to such merger or consolidation; or (v) our dissolution, liquidation or winding up.

        These voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required will be effected, all outstanding shares of that series or class of preferred stock have been redeemed or called for redemption upon proper notice and (i) sufficient funds have been deposited in trust to effect that redemption or (ii) in a case involving an issuance of stock ranking senior to such series or class of preferred stock, the redemption price (other than any portion thereof consisting of accrued and unpaid dividends) is to be paid solely from the proceeds of such issuance.

Conversion Rights

        The terms and conditions, if any, upon which shares of any series or class of preferred stock are convertible into shares of common stock will be set forth in the applicable prospectus supplement. The terms will include:

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  the number of shares of common stock into which the preferred stock is convertible;

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  the conversion price (or manner of calculation of the conversion price);

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  the conversion period;

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  provisions as to whether conversion will be at our option or the option of the holders of the preferred stock;

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  the events requiring an adjustment of the conversion price; and

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  provisions affecting conversion in the event of the redemption of the preferred stock.

Transfer Agent

        The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

 DESCRIPTION OF DEPOSITARY SHARES

General

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of depositary shares that we may offer under this prospectus. While the terms we have summarized below will generally apply to any depositary shares we may offer under this prospectus, we will describe the particular terms of any depositary shares that we may offer in more detail in the applicable prospectus supplement. The terms of any depositary shares we offer under a prospectus supplement may differ from the terms we describe below.

        We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. The shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named in the deposit agreement, and the holders of the depositary receipts. Immediately following our issuance and delivery of the preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Subject to the terms of the applicable depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by the depositary receipts, to all the rights and preferences of preferred stock represented by the depositary shares, including dividend, voting, conversion, redemption and liquidation rights, in each case as designated by our board of directors and described in the applicable prospectus supplement.

        The following summary of material provisions of depositary shares we may issue does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the deposit agreement and the depositary receipts applicable to the particular depositary shares. We urge you to read the applicable prospectus supplements related to the depositary shares that we sell under this prospectus, as well as the complete deposit agreement and depositary receipts that contain the terms of the depositary shares.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received with respect to the shares of the applicable series of the preferred stock proportionately to the record holders of the depositary receipts entitled to receive the distribution. Such distributions are subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

        In the event of a non-cash distribution, the depositary will distribute property it receives to the record holders of depositary receipts entitled to the property unless the depositary determines that it cannot be made proportionately or it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds of such sale to holders of the depository receipts entitled to receive the distribution. Such distributions by the depositary are subject to certain obligations of holders to file proofs, certificates, and other information and to pay certain changes and expenses to the depositary.

Withdrawal of Shares

        Unless the related depositary shares have been called previously for redemption, upon surrender of the depositary receipts at the corporate trust office of the depositary, the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption

        Whenever we redeem preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed, provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. With respect to noncumulative preferred stock, dividends will be paid for the current dividend period only. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata or by any other equitable method determined by us.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease. However, the holders will have the right to receive any moneys payable upon redemption and any money or other property that the holders of such depositary receipts were entitled to at the time of redemption when they surrender their depositary receipts to the depositary.

Voting Rights

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary receipts related to such preferred stock. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights of the preferred stock related to such holder's depositary receipts. The record date for depositary receipts will be the same date as the record date for preferred stock. The depositary will vote the preferred stock related to such depositary receipts in accordance with such instructions, and we will agree to take all reasonable action that the depositary deems necessary to enable it to vote the preferred stock. The depositary will abstain from voting the preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts.

Liquidation Preference

        In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of a depositary receipt will be entitled to the fraction of the liquidation preference accorded the preferred stock represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion or Exchange of Preferred Stock

        The depositary shares, as such, are not convertible into or exchangeable for common stock or any other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion or exchange of the preferred stock represented by the depositary shares into whole common stock, other preferred stock or other securities or property. Upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion or exchange thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion or exchange. If the depositary shares evidenced by a depositary receipt are to be converted or exchanged in part only, one or more new depositary receipts will be issued for any depositary shares not to be converted or exchanged. No fractional shares will be issued upon conversion or exchange. If conversion or exchange will result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of the shares on the last business day prior to the conversion or exchange.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the existing holders of at least a majority of the depositary shares evidenced by outstanding depositary receipts.

        We may terminate the deposit agreement upon not less than 30 days' prior written notice to the depositary if (1) such termination is to preserve our status as a REIT or (2) a majority of each class of preferred stock affected by such termination consents to such termination. Upon termination of the deposit agreement, the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts. In addition, the deposit agreement will automatically terminate if:

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  all outstanding depositary shares have been redeemed;

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  there has been a final distribution in respect of the related share of preferred stock in connection with any liquidation, dissolution, or winding-up and such distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock; or

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  the related preferred stock shall have been converted into capital stock that is not represented by depositary shares.

Fees of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the depositary's fees and expenses for any duties that holders request to be performed which are outside those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its resignation, and we may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Restrictions on Ownership

        In order to safeguard us against an inadvertent loss of REIT status, the deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. These restrictions will be described in the applicable prospectus supplement.

Miscellaneous

        The depositary will forward to holders of depositary receipts any reports and communications from us which it receives with respect to the related shares of preferred stock. Neither we nor the depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of the depositary and us under the deposit agreement will be limited to performing their duties thereunder in good faith and without gross negligence or willful misconduct. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares, or preferred stock represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock represented thereby for deposit, holders of depositary receipts, or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party.

        If the depositary shall receive conflicting claims, requests, or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests, or instructions received from us.

DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

        We will issue any senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We will issue any subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture.

        The indentures will be qualified under the Trust Indenture Act of 1939. We use the term "trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

        The following summary of material provisions of the senior notes, the subordinated notes and the indentures is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

        The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series. We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

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  the title;

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  the price or prices (expressed as a percentage of the principal amount thereof) at which the debt securities of a series will be issued;

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  the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

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  any limit on the amount that may be issued;

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  whether or not we will issue the series of debt securities, in whole or in part, in global form and, if so, the terms and who the depositary will be;

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  the maturity date(s);

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  the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

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  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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  the interest rate(s), which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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  whether any of our subsidiaries will guarantee the debt securities of a series, including the terms of subordination, if any, of the guarantees;

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  the terms of the subordination of any series of subordinated debt;

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  the place where payments will be payable;

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  the designation of the currency, currencies or currency units in which payment of the principal of and interest, if any, on the debt securities of a series will be made, and if payments on the debt securities of a series are to be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to the payments will be determined;

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  restrictions on transfer, sale or other assignment, if any;

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  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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  the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

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  the dates, if any, on which and the price or prices at which the debt securities of a series will be repurchased by us at the option of the holders thereof and the terms and provisions of such repurchase obligations;

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  provisions for a sinking fund, purchase or other analogous fund, if any;

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  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;

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  a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

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  information describing any book-entry features;

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  the procedures for any auction and remarketing, if any;

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  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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  if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants, including restrictive covenants, provided with respect to the debt securities, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

        One or more series of the debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Material U.S. federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.

Conversion or Exchange Rights

        We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

        The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

        If the debt securities are convertible into our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities similar to the debt securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

        The following are events of default under the indentures with respect to any series of debt securities that we may issue:

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  if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

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  if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

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  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

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  if specified events of bankruptcy, insolvency or reorganization occur; and

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  any other events of default established with respect to a series of debt securities pursuant to the indentures.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal or, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

        Upon written notice to the trustee, the holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity satisfactory to the trustee. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

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  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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  subject to its duties under the Trust Indenture Act of 1939, the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction by the holders and need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

  •
  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee, to institute the proceeding as trustee; and

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  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        We will periodically file statements with the trustee regarding our compliance with the covenants in the indentures.

Modification of Indentures; Waiver

        We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

  •
  to fix any ambiguity, omission, defect or inconsistency in the indenture;

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  to comply with the provisions described above under "—Consolidation, Merger or Sale";

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  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939 or the applicable rules or procedures of the depositary;

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  to add guarantees with respect to any series of debt securities or to secure any series of debt securities;

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  to evidence and provide for the acceptance of appointment by a successor trustee;

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  to provide for uncertificated debt securities;

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  to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;

  •
  to add any additional events of default;

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  to provide for the issuance of and establish the form and terms and conditions of any series of debt securities as provided in an indenture, to establish the form of any certifications required to be furnished pursuant to an indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

  •
  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

  •
  to make any other provisions with respect to matters or questions arising under an indenture, provided that such action shall not adversely affect the interests of holders or any related coupons in any material respect; provided further, that any change to an indenture to conform it to this prospectus or the applicable prospectus supplement shall be deemed not to adversely affect the interests of holders in any material respect.

        In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

  •
  changing the stated fixed maturity of, or any payment date of any installment of interest on, the debt securities;

  •
  reducing the principal amount, reducing the rate of interest on, or reducing any premium payable upon the redemption of any debt securities; or

  •
  reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Defeasance and Discharge

        The indentures provide that we may elect, with respect to the debt securities of any series to terminate (and be deemed to have satisfied) any and all obligations in respect of such debt securities (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities) on the 91st day after the deposit with the trustee, in trust, of money and/or U.S. government obligations which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any (and interest, if any)), on and any mandatory sinking fund payments in respect of such debt securities on the stated maturity of such payments in accordance with the terms of the indenture and such debt securities.

        Such a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel (who may be counsel to us) to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the U.S. Internal Revenue Service (which opinion must be based on a change in applicable U.S. federal income tax law after the date of the indenture or a ruling published by the U.S. Internal Revenue Service after the date of the indenture), such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such debt securities. The designation of such provisions, U.S. federal income tax consequences and other considerations applicable thereto will be described in the prospectus supplement relating thereto. If so specified with respect to the debt securities of a series, such a trust may be established only if establishment of the trust would not cause the debt securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make payments of principal or interest by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the trustee in the City of New York as our paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

        The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of warrants that we may offer under this prospectus. While the terms we have summarized below will generally apply to any warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

        We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or debt securities. We may issue warrants independently of or together with shares of our common stock, shares of our preferred stock or debt securities offered by any prospectus supplement, and we may attach the warrants to, or issue them separately from, shares of common stock, shares of preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrant certificates relating to the warrants and will not assume any obligation or relationship of agency or trust with any holders of warrant certificates or beneficial owners of warrants.

        The following summary of material provisions of the warrant agreements and warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the warrant agreement and the warrant certificates applicable to the particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreement and warrant certificates that contain the terms of the warrants.

General

        The applicable prospectus supplement will describe the terms of the warrants, including as applicable:

  •
  the offering price;

  •
  the aggregate number or amount of underlying securities purchasable upon exercise of the warrants and the exercise price;

  •
  the number of warrants being offered;

  •
  the date, if any, after which the warrants and the underlying securities will be transferable separately;

  •
  the date on which the right to exercise the warrants will commence, and the date on which the right will expire (the "Expiration Date");

  •
  the number of warrants outstanding, if any;

  •
  a discussion of any material or special U.S. federal income tax considerations applicable to the warrants;

  •
  the terms, if any, on which we may accelerate the date by which the warrants must be exercised; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Warrants will be offered and exercisable for U.S. dollars only and will be in registered form only.

        Holders of warrants will be able to exchange warrant certificates for new warrant certificates of different denominations, present warrants for registration of transfer, and exercise warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants, holders of the warrants to purchase shares of common stock or preferred stock will not have any rights of holders of shares of common stock or preferred stock, including the right to receive payments of dividends, if any, or to exercise any applicable right to vote.

Certain Risk Considerations

        Any warrants we issue will involve a degree of risk, including risks arising from fluctuations in the price of the underlying shares of common stock, shares of preferred stock or debt securities and general risks applicable to the securities market (or markets) on which the underlying securities trade, as applicable.

        Prospective purchasers of the warrants will need to recognize that the warrants may expire worthless and, thus, purchasers should be prepared to sustain a total loss of the purchase price of their warrants. This risk reflects the nature of a warrant as an asset which, other factors held constant, tends to decline in value over time and which may, depending on the price of the underlying securities, become worthless when it expires. The trading price of a warrant at any time is expected to increase if the price of or, if applicable, dividend rate on, the underlying securities increases. Conversely, the trading price of a warrant is expected to decrease as the time remaining to expiration of the warrant decreases and as the price of or, if applicable, dividend rate on, the underlying securities, decreases. Assuming all other factors are held constant, the more a warrant is "out-of-the-money" (i.e., the more the exercise price exceeds the price of the underlying securities) and the shorter its remaining term to expiration, the greater the risk that a purchaser of the warrant will lose all or part of his or her investment. If the price of the underlying securities does not rise before the warrant expires to an extent sufficient to cover a purchaser's cost of the warrant, the purchaser will lose all or part of his or her investment in the warrant upon expiration.

        In addition, prospective purchasers of the warrants should be experienced with respect to options and option transactions, should understand the risks associated with options and should reach an investment decision only after careful consideration, with their financial advisers, of the suitability of the warrants in light of their particular financial circumstances and the information discussed in this prospectus and, if applicable, the prospectus supplement. Before purchasing, exercising or selling any warrants, prospective purchasers and holders of warrants should carefully consider, among other things:

  •
  the trading price of the warrants;

  •
  the price of the underlying securities at that time;

  •
  the time remaining to expiration; and

  •
  any related transaction costs.

        Some of the factors referred to above are in turn influenced by various political, economic and other factors that can affect the trading price of the underlying securities and should be carefully considered prior to making any investment decisions.

        Purchasers of the warrants should further consider that the initial offering price of the warrants may be in excess of the price that a purchaser of options might pay for a comparable option in a private, less liquid transaction. In addition, it is not possible to predict the price at which the warrants will trade in the secondary market or whether any such market will be liquid. We may, but will not be obligated to, file an application to list any warrants on a U.S. national securities exchange. To the extent that any warrants are exercised, the number of warrants outstanding will decrease, which may result in a lessening of the liquidity of the warrants. Finally, the warrants will constitute our direct, unconditional and unsecured obligations, and as such will be subject to any changes in our perceived creditworthiness.

Exercise of Warrants

        Each holder of a warrant will be entitled to purchase that number or amount of underlying securities, at the exercise price, as will in each case be described in the prospectus supplement relating to the offered warrants. After the close of business on the Expiration Date (which may be extended by us), unexercised warrants will become void.

        Holders may exercise warrants by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the underlying securities purchasable upon exercise, together with the information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt within five business days of the warrant certificate evidencing the exercised warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

Amendments and Supplements to Warrant Agreements

        We may amend or supplement the warrant agreement without the consent of the holders of the warrants issued under the agreement to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders.

DESCRIPTION OF RIGHTS

        We may issue rights for the purchase of shares of our common stock, shares of our preferred stock or debt securities. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

        The applicable prospectus supplement will describe the terms of any rights we issue, including as applicable:

  •
  the date for determining the persons entitled to participate in the rights distribution;

  •
  the aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

  •
  the aggregate number of rights being issued;

  •
  the date, if any, on and after which the rights may be transferable separately;

  •
  the date on which the right to exercise the rights commences and the date on which the right expires;

  •
  the number of rights outstanding, if any;

  •
  a discussion of any material or special U.S. federal income tax considerations applicable to the rights; and

  •
  any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

        Rights will be exercisable for U.S. dollars only and will be in registered form only.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts.

The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security.

        The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders' obligations to purchase or sell, as the case may be, the common stock, preferred stock, depository shares or other security or property under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

        The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property is made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the stock purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

        Except as described in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to us or the stock purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the stock purchase contract agreement.

DESCRIPTION OF UNITS

        We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, the prospectus supplement relating to the units will describe the terms of any units we issue, including as applicable:

  •
  the date, if any, on and after which the units may be transferable separately;

  •
  whether we will apply to have the units traded on a securities exchange or securities quotation system;

  •
  a discussion of any material or special U.S. federal income tax considerations applicable to the units; and

  •
  how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the material U.S. federal income tax considerations regarding our qualification and taxation as a REIT and the material U.S. federal income tax considerations to U.S. Holders and Non-U.S. Holders (each as defined below) of the purchase, ownership and disposition of our common stock. This discussion does not address the consequence of an investment in shares of our preferred stock, depositary shares, debt securities, warrants, rights, stock purchase contracts or units and it does not address the consequences of an investment in our Operating Partnership or any other entity other than The Macerich Company. The tax considerations of such an investment will be discussed in the applicable prospectus supplement. This discussion is based upon the provisions of the Code, the final and temporary Treasury regulations promulgated thereunder and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. This summary does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to an investor's decision to purchase shares of our common stock, nor any tax consequences arising under the laws of any state, locality or foreign jurisdiction or under any federal tax laws other than U.S. federal income tax laws. This summary does not address all tax considerations that may be relevant to a prospective investor based on such investor's particular circumstances, and is not intended to be applicable to all categories of investors that may be subject to special treatment under the Code, including but not limited to dealers in securities, banks, thrifts, or other financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, U.S. expatriates, persons that hold common stock as part of a straddle, conversion transaction, or hedge, partnerships or other pass-through entities and persons holding our common stock through a partnership or other pass-through entity, a holder who received our stock through the exchange of employee stock options or otherwise as compensation, persons deemed to sell our common stock under the constructive sale provisions of the Code, persons whose "functional currency" is other than the U.S. dollar, holders subject to the alternative minimum tax, foreign governments or international organizations. In addition, this discussion is limited to persons who hold our common stock as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code.

        The sections of the Code relating to qualification and operation as a REIT, and the U.S. federal income tax treatment of a REIT and its stockholders, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related rules and Treasury regulations. No advance ruling from the Internal Revenue Service ("IRS") has been or will be sought regarding any matter discussed in this prospectus. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

        THIS SECTION IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO YOU REGARDING THE PURCHASE, OWNERSHIP AND SALE OF THE COMMON STOCK DESCRIBED BY THIS PROSPECTUS. YOU SHOULD ALSO CONSULT WITH YOUR TAX ADVISOR REGARDING THE IMPACT OF POTENTIAL CHANGES IN THE APPLICABLE TAX LAWS.

Taxation of Our Company

        We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ending December 31, 1994. We believe that we are organized and have operated in a manner that qualifies us for taxation as a REIT under the Code. We further believe that our proposed future method of operation will enable us to continue to qualify as a REIT. However, no assurances can be given that our beliefs or expectations will be fulfilled, since qualification as a REIT depends on our continuing to satisfy numerous asset, income and distribution tests described below, which in turn depends, in part, on our operating results.

        We generally are not subject to U.S. federal income tax on the portion of our taxable income or capital gain that is distributed to stockholders annually as long as we qualify as a REIT. This treatment substantially eliminates the "double taxation" (i.e., at both the corporate and stockholder levels) that typically results from investment in a corporation.

        Notwithstanding our qualification as a REIT, we are subject to U.S. federal income tax as follows:

  •
  we are taxed at normal corporate rates on any undistributed net income (including undistributed net capital gains);

  •
  if we fail to satisfy either the 75% or the 95% gross income tests (discussed below), but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of (1) the amount by which we fail the 75% test and (2) the amount by which we fail the 95% test, in either case, multiplied by a fraction intended to reflect our profitability;

  •
  if we should fail to satisfy the asset tests or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax;

  •
  we are subject to a tax of 100% on net income from any "prohibited transaction;"

  •
  we are subject to tax, at the highest corporate rate, on net income from (1) the sale or other disposition of "foreclosure property" (generally, property acquired by us through foreclosure or after a default on a loan secured by the property or a lease of the property and for which an election is in effect) that is held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying income from foreclosure property;

  •
  if we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain income for the year and (3) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed plus (b) the amounts with respect to which certain taxes are imposed on us;

  •
  if we acquire any asset from a "C corporation" (that is, a corporation generally subject to the full corporate level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we recognize gain on the disposition of the asset during a ten-year period beginning on the date that we acquired the asset, then the asset's "built-in" gain generally will be subject to tax at the highest regular corporate rate;

  •
  we are subject to the corporate alternative minimum tax;

  •
  a 100% tax may be imposed on certain transactions between us and our taxable REIT subsidiaries that do not reflect arm's length terms;

  •
  we may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to satisfy the record keeping requirements intended to monitor our compliance with rules relating to the ownership of our stock, as described below in "—Requirements for Qualification—Organizational Requirements;

  •
  certain of our subsidiaries are subchapter C corporations, the earnings of which could be subject to federal corporate income tax; and

  •
  we and our subsidiaries may be subject to a variety of taxes, including state, local and foreign income taxes, property taxes and other taxes on our assets and operations, and we could also be subject to tax in situations and on transactions not presently contemplated.

        Our management companies that are "taxable REIT subsidiaries" (within the meaning of Section 856(l)(1) of the Code), including Macerich Management Company and Macerich Arizona Partners LLC, are taxed on their income at regular corporate rates. We use the calendar year both for U.S. federal income tax purposes and for financial reporting purposes.

Requirements for Qualification

        To qualify as a REIT for U.S. federal income tax purposes, we must elect to be treated as a REIT, and we must meet various (a) organizational requirements, (b) gross income tests, (c) asset tests and (d) annual distribution requirements.

        Organizational Requirements.    We must be organized as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  (3)
  that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

  (4)
  that is neither a financial institution nor an insurance company subject to specified provisions of the Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, or by application of certain constructive ownership rules, by five or fewer individuals (as defined in the Code to include some entities that would not ordinarily be considered "individuals"); and

  (7)
  that meets other tests, described below, regarding the nature of its income and assets.

        The Code provides that conditions (1) through (4) must be met during our entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Our charter provides for restrictions regarding transfer of our capital stock, in order to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These transfer restrictions are described in "Description of Our Capital Stock—Restrictions on Transfer and Ownership."

        We are treated as having satisfied condition (6) above if we comply with the regulatory requirements to request information from our stockholders regarding their actual ownership of our stock, and do not know, or in exercising reasonable diligence would not have known, that we failed to satisfy this condition. If we fail to comply with these regulatory requirements for any taxable year we will be subject to a penalty of $25,000, or $50,000 if such failure was intentional. However, if our failure to comply was due to reasonable cause and not willful neglect, no penalties will be imposed.

        Gross Income Tests.    We must satisfy the following two separate gross income tests each year:

  •
  75% Gross Income Test. At least 75% of our gross income (excluding gross income from prohibited transactions, income from certain hedging transactions and certain foreign currency gains) must consist of income derived directly or indirectly from investments relating to real property or mortgages on real property (generally including rents from real property, dividends from other REITs, and, in some circumstances, interest on mortgages), or some types of temporary investment income.

  •
  95% Gross Income Test. At least 95% of our gross income (excluding gross income from prohibited transactions, income from certain hedging transactions and certain foreign currency gains) must consist of items that satisfy the 75% gross income test and certain other items, including dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of these types of income).

        Rents from Real Property.    Rents received by us qualify as "rents from real property" in satisfying the gross income tests described above if the following conditions are met. First, the amount of rent must not be based, in whole or in part, on the income or profits of any person. An amount received or accrued generally is not excluded from the term "rents from real property" solely because the amount is based on a fixed percentage or percentages of receipts or sales. Second, we, or an owner of 10% or more of our equity securities, must not directly or constructively own 10% or more of a tenant. Third, if more than 15% of the total rent we receive under a lease is attributable to personal property leased in connection with a lease of real property, then the portion of rent attributable to that personal property does not qualify as "rents from real property." Finally, we generally must not operate or manage the property, or furnish or render services to the tenants of the property, other than through an independent contractor from whom we do not derive revenue. However, we may directly perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only or are not otherwise considered "rendered to the occupant" for its convenience. A de minimis amount of up to 1% of the gross income may be received by us from each property from the provision of non-customary services without disqualifying all other amounts received from that property as "rents from real property." However, the de minimis amount itself will not qualify as "rents from real property" for purposes of the 75% and 95% gross income tests. In addition, we may furnish certain services (including "non-customary" services) through a taxable REIT subsidiary, which includes a corporation other than a REIT in which we hold stock and that has made a joint election with us to be treated as a taxable REIT subsidiary. As mentioned above, a taxable REIT subsidiary is subject to U.S. federal income tax at regular corporate rates.

        For purposes of the above, rents received from a tenant that is a taxable REIT subsidiary will not be treated as "rents from real property" unless at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by our taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, or modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a "controlled taxable REIT subsidiary" is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled taxable REIT subsidiary" is a taxable REIT subsidiary in which we own stock representing more than 50% of the total voting power or value of the outstanding stock of such taxable REIT subsidiary.

        Certain of our affiliates, including Macerich Property Management Company, LLC and Macerich Arizona Management LLC, have provided and will continue to provide services with respect to shopping centers wholly owned by us ("Centers") and any newly-acquired, wholly owned property of the Operating Partnership or certain of our property partnerships. We believe that all of the services so provided were and will be of the type usually or customarily rendered in connection with the rental of space for occupancy only and therefore that the provision of those services will not cause the rents received with respect to the Centers or newly-acquired centers to fail to qualify as rents from real property for purposes of the 75% and 95% gross income tests. In addition, we have elected taxable REIT subsidiary status with respect to certain of our other affiliates. If the Operating Partnership or a property partnership contemplates providing services in the future that reasonably might be expected to fail the "usual or customary" standard, it will arrange to have those services provided by an independent contractor from whom neither the Operating Partnership nor any property partnership receives any income, or by one of our taxable REIT subsidiaries.

        Prohibited Transactions.    Net income from prohibited transactions is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. We believe that none of the assets owned by the Operating Partnership, the property partnerships, or us are held for sale to customers. Further, the sale of any Center and associated property will not be in the ordinary course of business of the Operating Partnership, the relevant property partnership or us. We will attempt to comply with the terms of the safe harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. However, we may not always comply with the safe harbor and in the absence of the safe harbor whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends on the facts and circumstances, including those related to a particular property. As such, complete assurance cannot be given that we can comply with the safe harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of business."

        Effect of Subsidiary Entities.    In the case of a REIT that is a partner in a partnership, Treasury regulations provide that for purposes of applying the gross income and asset tests the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership will remain the same in the hands of the REIT for U.S. federal income tax purposes. Thus, our proportionate share of the assets, liabilities and items of income of the Operating Partnership and our property partnerships will be treated as our assets, liabilities and items of income for purposes of applying the gross income and asset tests described in this prospectus supplement.

        Our investment in the Centers directly or indirectly through the Operating Partnership and property partnerships should give rise to qualifying income in the form of rents and gains on the sales of Centers. Substantially all income derived by us from our taxable REIT subsidiaries will be in the form of dividends on the stock and equity interests owned by the Operating Partnership. While these dividends only satisfy the 95% (and not the 75%) gross income test, we anticipate that non-qualifying income on our investments (including dividend income) will not result in our failing any of the gross income tests.

        Redetermined Rents.    Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations. Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Code. Safe harbor provisions generally apply where:

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  amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception;

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  the taxable REIT subsidiary renders a significant amount of similar services to unrelated parties, and the charges for such services are substantially comparable;

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  rents paid to the REIT by tenants who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the REIT's tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary, and the charge for services is separately stated; or

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  the taxable REIT subsidiary's gross income from the services is not less than 150% of the subsidiary's direct cost in furnishing or rendering the service.

        Relief Provisions for Failing the 75% or the 95% Gross Income Tests.    If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under provisions of the Code. Relief provisions are generally available if:

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  following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year; and

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  our failure to meet these tests was due to reasonable cause and not willful neglect.

        However, it is not possible to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in "—Taxation of Our Company," even if the relief provisions apply, a tax will be imposed with respect to some or all of our excess nonqualifying gross income, reduced by approximated expenses.

        Asset Tests.    We must satisfy the following four tests relating to the nature of our assets at the close of each quarter of our taxable year:

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  at least 75% of the value of our total assets must be represented by real estate assets (including (1) our allocable share of real estate assets held by partnerships in which we own an interest, (2) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of our company, cash, cash items and government securities and (3) stock in other REITs);

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  not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

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  of the investments included in the 25% asset class, the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets (unless the issuer is a taxable REIT subsidiary), and we may not own more than 10% of the vote or value of any one issuer's outstanding securities (unless the issuer is a taxable REIT subsidiary or we can avail ourselves of the rules relating to certain securities and "straight debt" summarized below); and

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  not more than 25% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

        For purposes of these tests, the term "securities" does not include equity or debt securities of a qualified REIT subsidiary, mortgage loans that constitute real estate assets, other securities included in the 75% asset class above, or equity interests in a partnership. The term "securities," however, generally includes debt securities issued by a partnership or another REIT. However, "straight debt" securities and certain other obligations, including loans to individuals or estates, certain specified loans to partnerships, certain specified rental agreements and securities issued by REITs are not treated as "securities" for purposes of the "10% value" asset test. "Straight debt" means a written unconditional promise to pay on demand or on a specified date a sum certain in cash if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors (subject to certain specified exceptions), and (iii) the issuer is either not a corporation or partnership, or the only securities of the issuer held by us, and certain of our taxable REIT subsidiaries, subject to a de minimis exception, are straight debt and other specified assets.

        We believe that our investment in the Centers through our interest in the Operating Partnership and property partnerships will constitute qualified assets for purposes of the 75% asset test.

        The Operating Partnership owns 100% of the outstanding stock of Macerich Management Company, which has elected taxable REIT subsidiary status. In addition, the Operating Partnership owns indirectly 100% of the outstanding stock of MACW Mall Management, Inc. and 100% of the interests in Macerich Arizona Partners LLC, both of which have also elected taxable REIT subsidiary status. Because we have a partnership interest in the Operating Partnership, we are deemed to own our pro rata share of the assets of the Operating Partnership, including the securities of Macerich Management Company and MACW Mall Management, Inc. and the interests in Macerich Arizona Partners LLC. Macerich Property Management Company, LLC, MACW Property Management LLC, Macerich Partners of Colorado LLC and Macerich Arizona Management LLC are all single member limited liability companies that are disregarded for U.S. federal income tax purposes.

        Because the management companies are either taxable REIT subsidiaries or are disregarded entities for U.S. federal income tax purposes, the Operating Partnership does not violate the limitation on holding more than 10% of the voting securities of any one issuer. In addition, not more than 25% of our total assets consists of securities issued by the management companies that have elected taxable REIT subsidiary status.

        The above asset tests must be satisfied not only on the date that we acquire, directly or through the Operating Partnership, securities in the applicable issuer, but also in each quarter we acquire any security or other property, including as a result of increasing our interest in the Operating Partnership. After initially meeting the asset tests at the beginning of any quarter, we will not lose our REIT status if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy the asset tests results from the acquisition of securities or other property during a quarter, the failure can be cured by a disposition of sufficient non-qualifying assets or acquisition of sufficient qualifying assets within 30 days after the close of that quarter. Although we believe we have satisfied the asset tests and plan to take steps to ensure that we satisfy such steps for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful, or will not require a reduction in the Operating Partnership's overall interest in an issuer. If we fail to cure the noncompliance with the asset tests within this 30-day period, we could fail to qualify as a REIT.

        In certain cases, we may avoid disqualification for any taxable year if we fail to satisfy the asset tests after the 30 day cure period. We will be deemed to have met certain of the REIT asset tests if the value of our non-qualifying assets for such tests (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the non-qualifying assets within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by forthcoming Treasury regulations. For violations due to reasonable cause rather than willful neglect that are in excess of the de minimis exception described above, we may avoid disqualification as a REIT, after the 30 day cure period, by taking steps including (i) the disposition of sufficient assets to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by forthcoming Treasury regulations, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets, and (iii) disclosing certain information to the IRS. If we fail the asset test and cannot avail ourselves of these relief provisions, we may fail to qualify as a REIT.

        Annual Distribution Requirements.    We are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (A) the sum of (1) 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain) and (2) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of specified items of noncash income. Dividends must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for that year and if paid on or before the first regular dividend payment after the declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular ordinary and capital gains corporate tax rates, as applicable. We may designate all or a portion of our undistributed net capital gains as being includable in the income of our stockholders as gain from the sale or exchange of a capital asset. If so, the stockholders receive an increase in the basis of their stock in the amount of the income recognized. Stockholders are also to be treated as having paid their proportionate share of the capital gains tax imposed on us on the undistributed amounts and receive a corresponding decrease in the basis of their stock. Furthermore, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for that year, (2) 95% of our REIT capital gain net income for that year and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed and (b) the undistributed amounts on which certain taxes are imposed on us. We have made and intend to make timely distributions sufficient to satisfy all annual distribution requirements.

        From time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of those expenses in arriving at our taxable income. Further, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds our allocable share of cash attributable to that sale. Additionally, we may incur cash expenditures that are not currently deductible for tax purposes. As such, we may have less cash available for distribution than is necessary to meet our annual 90% distribution requirement or to avoid tax with respect to capital gain or the excise tax imposed on specified undistributed income. To meet the 90% distribution requirement necessary to qualify as a REIT or to avoid tax with respect to capital gain or the excise tax imposed on specified undistributed income, we may find it appropriate to arrange for short-term (or possibly long-term) borrowings. Subject to certain requirements, we may also pay distributions in the form of taxable stock dividends. We are required to arrange through the Operating Partnership any borrowings for the purpose of making distributions to stockholders.

        Under circumstances relating to any IRS audit adjustments that increase income, we may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being disqualified as a REIT or taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

        Record Keeping Requirements.    To elect taxation as a REIT under applicable Treasury regulations, we must maintain records and request information from our stockholders designed to disclose the actual ownership of our stock. We have complied and intend to continue to comply with these requirements.

        Affiliated REITs.    The Operating Partnership owns direct or indirect interests of 50% or more of several subsidiary REITs. We may also form or acquire additional subsidiary REITs in the future. Each of these affiliated REITs must also meet the REIT tests discussed above. The failure of any of these affiliated REITs to qualify as a REIT could cause us to fail to qualify as a REIT, because we would then own (through the Operating Partnership) more than 10% of the securities of an issuer that was neither a REIT, a qualified REIT subsidiary nor a taxable REIT subsidiary. We believe that the affiliated REITs have been organized and operated in a manner that will permit them to qualify as

REITs. The affiliated REITs, however, may be "personal holding companies" within the meaning of the Code, and may thereby be subject to the personal holding company tax.

Failure to Qualify as a REIT

        If we fail to qualify for taxation as a REIT for U.S. federal income tax purposes in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, nor will we be required to make those distributions. If we fail to so qualify and the relief provisions do not apply, to the extent of current and accumulated earnings and profits, all distributions to stockholders generally will be taxable at capital gain rates if certain minimum holding period requirements are met, and, subject to specified limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. It is not possible to state whether in all circumstances we would be entitled to statutory relief.

        We can invoke specified cure provisions for any taxable year in the event we violate a provision of the Code that would otherwise result in our failure to qualify as a REIT for U.S. federal income tax purposes. These cure provisions would limit the instances causing our disqualification as a REIT for violations due to reasonable cause, and would instead require the payment of a monetary penalty.

Tax Aspects of Our Investments in Partnerships

        We hold direct or indirect interests in the Operating Partnership and the property partnerships (each individually a "Partnership" and, collectively, the "Partnerships"). In general, partnerships are "pass-through" entities which are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership. Further, the partners are potentially subject to tax thereon without regard to whether the partners receive a distribution from the partnership. We will include our proportionate share of the items of income, gain, loss, deduction and credit of the Partnerships for purposes of the various REIT income tests. See above "—Requirements for Qualification—Gross Income Tests." Any resulting increase in our REIT taxable income will increase our distribution requirements (see above "—Requirements for Qualification—Annual Distribution Requirements").

        However, these increases will not be subject to U.S. federal income tax in our hands provided that the income is distributed by us to our stockholders. Moreover, for purposes of the REIT asset tests (see above "—Requirements for Qualification—Asset Tests"), we will include our proportionate share of assets held by the Partnerships.

        Tax Allocations with Respect to Contributed Properties.    Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution, and the adjusted tax basis of the property at the time of contribution (a "Book-Tax Difference"). These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed principally by way of contributions of appreciated property. Consequently, the partnership agreement of the Operating Partnership requires these allocations to be made in a manner consistent with Section 704(c) of the Code.

        In general, the limited partners of the Operating Partnership who contributed properties to it will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the Partnerships of the contributed assets. This will tend to eliminate the Book-Tax Difference over the life of the Partnerships. However, the special allocation rules of Section 704(c) of the Code do not always rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Under the applicable Treasury regulations, special allocations of income and gain and depreciation deductions must be made on a property-by-property basis. Depreciation deductions resulting from the carryover basis of a contributed property are used to eliminate the Book-Tax Difference by allocating these deductions to the non-contributing partners (i.e., the REIT and the other non-contributing partners) up to the amount of their share of book depreciation. Any remaining tax depreciation for the contributed property would be allocated to the partners that contributed the property. The Operating Partnership intends to elect the traditional method of rectifying the Book-Tax Difference under the applicable Treasury regulations, under which, if depreciation deductions are less than the non-contributing partners' share of book depreciation, then the non-contributing partners lose the benefit of these deductions (the "ceiling rule"). The application of the ceiling rule increases the likelihood we will recognize taxable income in excess of cash proceeds in our capacity as a partner of the Operating Partnership, which might adversely affect our ability to comply with the REIT distribution requirements. See above "—Requirements for Qualification—Annual Distribution Requirements."

Taxation of Stockholders

  Taxation of Taxable U.S. Holders

        U.S. Holder and Non-U.S. Holder.    For purposes of this summary, a "U.S. Holder" is a beneficial owner of our common stock that is:

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  a citizen or resident of the United States;

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  a corporation or entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any political subdivision of the United States;

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  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust if it (1) is subject to the primary supervision of a court within the United States, and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

        A beneficial owner of our common stock that is an individual, a corporation or entity treated as a corporation for U.S. federal income tax purposes, an estate or trust and not a U.S. Holder is referred to herein as a "Non-U.S. Holder."

        If a partnership, or entity treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Persons holding our common stock through a partnership or other entity treated as a partnership for U.S. federal income tax purposes should consult their own tax advisors.

        Distributions.    As long as we qualify as a REIT for U.S. federal income tax purposes, distributions made to our taxable U.S. Holders on our common stock will be taxed as follows:

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  Distributions out of current or accumulated earnings and profits (and not designated as capital gain dividends) generally constitute ordinary dividend income to U.S. Holders and will not be eligible for the dividends received deduction for corporations.

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  Distributions in excess of current and accumulated earnings and profits are not taxable to a U.S. Holder to the extent that they do not exceed the adjusted basis of the U.S. Holder's shares, but rather reduce the adjusted basis of those shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a U.S. Holder's shares, they are to be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less).

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  Distributions designated as capital gain dividends constitute long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the U.S. Holder has held its stock. Corporate U.S. Holders may be required to treat up to 20% of some capital gain dividends as ordinary income.

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  Distributions declared by us in October, November or December of any year payable to a U.S. Holder of record on a specified date in October, November or December will be treated as both paid by us and received by the U.S. Holder on December 31 of that year, provided that the distribution is actually paid by us during January of the following calendar year.

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  U.S. Holders may not include in their individual income tax returns any of our net operating losses or capital losses.

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  In determining the extent to which a distribution constitutes a dividend for U.S. federal income tax purposes, our earnings and profits generally will be allocated first to distributions with respect to our preferred stock prior to allocating any remaining earnings and profits to distributions on our common stock. If we have net capital gains and designate some or all of our distributions as capital gain dividends to that extent, although the proper tax treatment of those amounts is not entirely clear, we intend to allocate the capital gain dividends among different classes of stock in proportion to the allocation of earnings and profits as described above.

        Distributions Consisting of Stock and Cash.    We have made distributions (and may make further distributions) in cash and shares of common stock. With respect to each such distribution, each U.S. Holder must include the sum of the value of the shares of our common stock and the amount of cash, if any, received pursuant to the dividend in its gross income as a taxable dividend to the extent that the distribution is made out of our current and accumulated earnings and profits. For this purpose, the amount of the dividend paid in common stock will be equal to the amount of cash that could have been received instead of our common stock. A U.S. Holder that receives shares of our common stock pursuant to the dividend would have a tax basis in such stock equal to the amount of cash that could have been received instead of such stock as described above, and the holding period in such stock would begin on the day following the payment date for the dividend. Accordingly, a U.S. Holder's tax liability with respect to such dividend may be significantly greater than the amount of cash it receives.

        Tax Rates.    The current maximum tax rate applicable to non-corporate taxable U.S. Holders for long-term capital gains, including capital gain dividends, and for certain dividends, is generally 20%. Short-term capital gains recognized by non-corporate taxpayers are taxed at ordinary income rates (currently up to 39.6%). Gains recognized by corporate taxpayers (other than tax-exempt taxpayers) are currently subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The deductibility of capital losses is subject to certain limitations.

        In general, dividends paid by REITs are not eligible for the reduced 20% tax rate on corporate dividends, except to the extent the REIT's dividends are attributable either to dividends received from taxable corporations (such as our taxable REIT subsidiaries), to income that was subject to tax at the corporate (REIT) level or to dividends properly designated by us as capital gain dividends. In addition, individuals are subject to a 3.8% surtax imposed on the lesser of (i) their net investment income (including, among other things, dividend and capital gains from the sale or other disposition of stock), or (ii) the excess of their adjusted gross income, increased by any foreign earned income otherwise excluded from adjusted gross income over their applicable "threshold amount." The applicable threshold amounts include: for married couples filing a joint return (and surviving spouses), $250,000; for a married taxpayer filing an individual return, $125,000; and for single and head-of-household taxpayers, $200,000. Taxable estates and certain trusts are also subject to a 3.8% surtax on the lesser of (i) their undistributed net investment income for the tax year, or (ii) any excess of their adjusted gross income over the dollar amount at which the highest tax bracket for estates and trusts begins for the tax year.

        Sale, Exchange, Repurchase or Other Disposition of Our Common Stock.    Upon a sale, repurchase or other taxable disposition of our common stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of property received on the sale or other disposition and such holder's adjusted tax basis in our common stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder's holding period for our common stock is more than one year. In general, any loss upon a sale or exchange of shares by a U.S. Holder, if such holder has held the shares for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from us required to be treated by such holder as long-term capital gain. The deductibility of capital losses is subject to a number of limitations.

        Backup Withholding and Information Reporting.    Information with respect to dividends paid on our common stock and proceeds from the sale or other disposition of our common stock may be required to be reported to U.S. Holders and to the IRS. This obligation, however, does not apply with respect to payments to certain U.S. Holders, including corporations and tax-exempt organizations.

        A U.S. Holder may be subject to backup withholding (currently at a rate of 28%) with respect to distributions paid on our common stock, or with respect to proceeds received from a sale or other disposition of our common stock. Backup withholding will not apply, however, if the U.S. Holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates such fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable backup withholding rules. To establish status as an exempt person, a U.S. Holder will generally be required to provide certification on IRS Form W-9.

        U.S. Holders should consult their personal tax advisor regarding their qualification for an exemption from backup withholding and the procedures of obtaining such an exemption, if applicable. The backup withholding tax is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

        Treatment of Tax-Exempt Holders.    Distributions on our common stock by us to a tax-exempt employee pension trust, or other domestic tax-exempt holder, generally will not constitute unrelated business taxable income ("UBTI"), unless the holder has borrowed to acquire or carry our common stock. However, qualified trusts that hold more than 10% (by value) of some REITs may be required to treat a specified percentage of those REITs' distributions as UBTI. This requirement will apply only if (1) the REIT would not qualify as such for U.S. federal income tax purposes but for the application of a "look-through" exception to the "five or fewer" requirement applicable to shares held by qualified trusts and (2) the REIT is "predominantly held" by "qualified trusts" (as defined below). A REIT is predominantly held if either (1) a single qualified trust holds more than 25% by value of the REIT interests; or (2) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% by value of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less specified associated expenses) of the REIT. A de minimis exception applies in any year in which the ratio set forth in the preceding sentence is less than 5%. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. Because the provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the "five or fewer" requirement without relying upon the "look-through" exception, the restrictions on ownership of our stock in our charter generally should prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing our stock, absent approval by our board of directors.

        Taxation of Non-U.S. Holders.    This section provides a brief summary of the complex rules governing U.S. federal income taxation of Non-U.S. Holders. Prospective Non-U.S. Holders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in our common stock, including any reporting requirements.

        Distributions.    Distributions that are not attributable to gain from sales or exchanges by us of U.S. real property interests and that may not be designated by us as capital gains dividends generally will be treated as ordinary dividend income to the extent that they are made out of our current or accumulated earnings and profits. These distributions will ordinarily be subject to a withholding tax of 30% of the gross amount of the distribution, unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in our common stock is treated as effectively connected with a Non-U.S. Holder's conduct of a U.S. trade or business (through a U.S. permanent establishment, if the Non-U.S. Holder is entitled to the benefits of an applicable tax treaty and such tax treaty so requires as a condition for taxation), the Non-U.S. Holder generally will be subject to a tax at graduated rates, in the same manner that U.S. Holders are taxed with respect to distributions of this kind (and may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a foreign corporation). We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any distributions of this kind made to a Non-U.S. Holder, unless the Non-U.S. Holder timely provides to us (1) an accurate and complete IRS Form W-8BEN or W-8BEN-E, as applicable, certifying that a lower treaty rate applies, or (2) an accurate and complete IRS Form W-8ECI claiming that the distribution is effectively connected income.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a Non-U.S. Holder to the extent that these distributions do not exceed the adjusted basis of the Non-U.S. Holder's shares, but rather will reduce the adjusted basis of those shares, and may be subject to U.S. withholding tax as described below. To the extent that distributions in excess of current accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Holder's shares, these distributions will give rise to tax liability if the Non-U.S. Holder would otherwise be subject to tax on any gain from the sale or disposition of shares in us, as described below, and may be subject to U.S. withholding tax as described below. If it cannot be determined, at the time a distribution is made, whether or not that distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends. However, amounts thus withheld are refundable by the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits and the proper forms are filed with the IRS by the Non-U.S. Holder on a timely basis.

        Under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") (as discussed further below), we may, under certain circumstances, be required to withhold at least 10% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies and the Non-U.S. Holder is not liable for tax on the receipt of that distribution. However, a Non-U.S. Holder may seek a refund of these amounts from the IRS if the Non-U.S. Holder's U.S. tax liability with respect to the distribution is less than the amount withheld.

        Distributions to a Non-U.S. Holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless: (1) the investment in our common stock is effectively connected with the Non-U.S. Holder's U.S. trade or business (through a U.S. permanent establishment, if the Non-U.S. Holder is entitled to the benefits of an applicable tax treaty and such tax treaty so requires as a condition for taxation), in which case the Non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or (2) the Non-U.S. Holder is a nonresident alien individual who is present in the United States for more than 182 days during the taxable year and certain other requirements are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains, reduced by certain capital losses.

        For any year in which we qualify as a REIT for U.S. federal income tax purposes, distributions that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to a Non-U.S. Holder under the provisions of FIRPTA. Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Holder as if the gain were effectively connected with a U.S. business. Non-U.S. Holders would thus be taxed at the normal capital gain rates applicable to U.S. Holders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption. We are generally required by applicable Treasury regulations to withhold 35% of any distribution that could be designated by us as a capital gains dividend. This amount is creditable against the Non-U.S. Holder's FIRPTA tax liability. A Non-U.S. Holder who receives distributions attributable to gain from the sale or exchange by us of U.S. real property interests will be required to file a U.S. federal income tax return for the taxable year.

        Notwithstanding the foregoing, distributions that are attributable to gain from sales or exchanges of U.S. real property interests (including capital gain distributions) with respect to any class of our stock that is regularly traded on an established securities market located in the United States will not be subject to FIRPTA and the 35% withholding tax described above, and such Non-U.S. Holder will not be required to file a U.S. federal income tax return with respect to such distributions, if the Non-U.S. Holder does not own more than 5% of such class of stock at any time during the 1-year period ending on the date of distribution. Also, the branch profits tax will not apply to such a distribution. Instead, any such distribution will be treated as an ordinary dividend for U.S. federal income tax purposes, and may be subject to U.S. withholding tax as described above.

        Distributions Consisting of Stock and Cash.    We have made distributions (and may make further distributions) in cash and shares of common stock. As described above in "Taxation of Stockholders—Taxation of Taxable U.S. Holders—Distributions Consisting of Stock and Cash," such distributions will be treated as taxable dividends for U.S. federal income tax purposes and, as such, will generally be treated in the same manner as the cash distributions discussed above. More specifically, we generally will withhold and remit to the IRS 30% of the amount of the dividend (including any portion of the dividend paid in our common stock). If such withholding exceeds a Non-U.S. Holder's actual U.S. federal income tax liability, such Non-U.S. Holder may be entitled to a refund or credit for such excess. To the extent that the amount we are required to withhold with respect to a Non-U.S. Holder exceeds the cash portion of the dividend payable to such Non-U.S. Holder, we will also withhold a portion of our common stock payable to the Non-U.S. Holder to the extent necessary for us to satisfy our withholding obligations. Furthermore, to the extent that any portion of such a dividend is treated as effectively connected with a Non-U.S. Holder's U.S. trade or business, the Non-U.S. Holder's tax liability with respect to such dividend may be significantly greater than the amount of cash it receives.

        Sale, Exchange, Repurchase or Other Disposition of Our Common Stock.    Gain recognized by a Non-U.S. Holder upon a sale, repurchase or other disposition of our common stock generally will not be taxable to a Non-U.S. Holder in the United States unless (1) investment in our common stock is effectively connected with the Non-U.S. Holder's U.S. trade or business (through a U.S. permanent establishment, if the Non-U.S. Holder is entitled to the benefits of an applicable tax treaty and such tax treaty so requires as a condition for taxation), in which case the Non-U.S. Holder generally will be subject to the same treatment as U.S. Holders with respect to the gain and if such Non-U.S. Holder is a corporation, may also be subject to the branch profits tax described above; (2) the Non-U.S. Holder is a nonresident alien individual who was present in the United States for more than 182 days during the taxable year and other requirements are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains, reduced by certain capital losses; or (3) we are not a "domestically controlled REIT" (defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons), in which case gain recognized by a Non-U.S. Holder will be taxable under FIRPTA.

        We currently anticipate that we constitute a domestically controlled REIT, although, because our common stock is publicly traded, there can be no assurance that we have or will retain that status. If we are not a domestically controlled REIT, gain recognized by a Non-U.S. Holder with respect to any class of our stock that is regularly traded on an established securities market will nevertheless be exempt under FIRPTA if that Non-U.S. Holder at no time during the five-year period ending on the date of disposition owned more than 5% of such class of stock. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Holder would be subject to the same treatment as U.S. Holders with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In that case, withholding tax at a rate of 10% of the amount payable could apply and any withholding tax withheld pursuant to the rules applicable to dispositions of a U.S. real property interest would be creditable against such Non-U.S. Holder's U.S. federal income tax liability. Additionally, such Non-U.S. Holder could be required to file a U.S. federal income tax return for the taxable year in which such a disposition occurs.

        Non-U.S. Holders are urged to consult their own tax advisors as to whether they will be subject to tax under FIRPTA upon a disposition of their common stock.

        Backup Withholding and Information Reporting.    Information may be required to be reported to Non-U.S. Holders and to the IRS concerning the amount of any dividends paid on our common stock. Under current U.S. federal income tax law, backup withholding tax (at the current rate of 28%) will not apply to dividend payments on our common stock if the required certifications of exempt status are received, provided in each case that the payor, including a bank or its paying agent, as the case may be, does not have actual knowledge or reason to know that the payee is a nonexempt person.

        Under the Treasury regulations, payments on the sale, exchange or other disposition of our common stock effected through a foreign office of a broker to its customer generally are not subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes, a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period, a foreign partnership that has significant U.S. ownership or at any time during its taxable year is engaged in a U.S. trade or business, or a U.S. branch of a foreign bank or insurance company, then information reporting will be required, unless the broker has in its records documentary evidence that the beneficial owner of the payment is not a U.S. person or is otherwise entitled to an exemption, and the broker has no actual knowledge that the beneficial owner is not entitled to an exemption. Backup withholding may apply if the sale is subject to information reporting and the broker has actual knowledge that the beneficial owner is a U.S. person.

        The information reporting and backup withholding rules will apply to payments effected at a U.S. office of any U.S. or foreign broker, unless the broker has in its records documentary evidence that the beneficial owner of the payment is not a U.S. person or is otherwise entitled to an exemption, and the broker has no actual knowledge that the beneficial owner is not entitled to an exemption.

        Non-U.S. Holders should consult their own tax advisors regarding the application of withholding, information reporting and backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from withholding, information reporting and backup withholding under the current Treasury regulations. Backup withholding does not represent an additional income tax. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information or returns are timely furnished by such holder to the IRS.

Other Tax Considerations

        FATCA Withholding.    Pursuant to Sections 1471 through 1474 of the Code and the U.S. Treasury regulations promulgated thereunder ("FATCA"), beginning after June 30, 2014, a U.S. withholding tax will be imposed at a rate of 30% on dividends paid on the Company's common stock received by or through certain foreign financial institutions (as defined by FATCA) that fail to comply with certain information reporting obligations relating to U.S. persons that either have accounts with such institutions or own certain debt or equity interests in such institutions. Similarly, dividends in respect of the Company's common stock held by a stockholder that is a non-financial non-U.S. entity may be subject to withholding at a rate of 30% unless such entity either (i) certifies that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding its "substantial United States owners," which the Company will in turn provide to the Secretary of the Treasury. Accordingly, a stockholder could be subject to FATCA withholding with respect to dividends received with respect to our common stock either because such stockholder (A) is a foreign financial institution or non-financial non-U.S. entity that fails to comply with the information reporting obligations mentioned above or (B) holds our common stock through a non-U.S. intermediary (e.g., a foreign bank or broker) that fails to comply with these requirements (regardless of whether such stockholder, itself, complies with these requirements). In addition, in the cases described above, 30% withholding will also apply to gross proceeds from the disposition of the Company's common stock occurring after December 31, 2016. Certain countries have entered into, and other countries are expected to enter into, intergovernmental agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of these intergovernmental agreements is expected to reduce the risk of FATCA withholding for non-U.S. stockholders resident in (or stockholders holding our common stock through financial institutions resident in) those countries, such agreements will not eliminate that risk.

        Neither the Company nor any intermediary will pay any additional amounts in respect of any amounts withheld. Prospective investors are, therefore, urged to consult their tax advisors regarding the impact of FATCA on their investment in our common stock.

        Taxable REIT Subsidiaries.    A portion of the cash to be used by the Operating Partnership to fund distributions to partners, including us, may come from the taxable REIT subsidiaries through distributions on the stock or limited liability company interests that will be held by the Operating Partnership. The taxable REIT subsidiaries will receive income from the Operating Partnership, the property partnerships and unrelated third parties. Because we, the Operating Partnership and the taxable REIT subsidiaries are related through stock or other ownership, income of the taxable REIT subsidiaries from services performed for us and the Operating Partnership may be subject to rules under which additional income may be allocated to the taxable REIT subsidiaries. The taxable REIT subsidiaries will pay federal and state income tax at the full applicable corporate rates on their income prior to payment of any distributions. The taxable REIT subsidiaries will attempt to minimize the amount of these taxes, but there can be no assurance whether, or the extent to which, measures taken to minimize taxes will be successful. To the extent that the taxable REIT subsidiaries are required to pay federal, state or local taxes, the cash available for distribution by us to stockholders or available to service our indebtedness will be reduced accordingly.

        Possible Legislative or Other Actions Affecting REITs.    You should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could affect the tax consequences of an investment in us.

        State and Local Taxes.    We and our stockholders may be subject to state or local taxation in various jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of us and our stockholders may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in any securities being offered by this prospectus or a prospectus supplement to this prospectus.

SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC that are incorporated into this prospectus by reference.

 PLAN OF DISTRIBUTION

Sales by Us

        We may sell the securities under this prospectus in one or more transactions from time to time, including without limitation:

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  to or through one or more underwriters or dealers;

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  directly to investors;

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  through agents; or

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  through a combination of any of these methods.

        In addition, the manner in which we may sell some or all of the securities offered by this prospectus includes, without limitation, through:

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  a block trade in which the dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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  purchases by a dealer, as principal, and resale by the broker-dealer for its account;

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  ordinary brokerage transactions and transactions in which a broker solicits purchases; or

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  privately negotiated transactions.

        If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

        Sales of the securities may be effected from time to time in one or more transactions, including privately negotiated transactions:

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  at a fixed price or prices, which may be changed from time to time;

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  at market prices prevailing at the time of sale;

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  in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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  at prices related to those prevailing market prices; or

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  at negotiated prices.

        Any of the prices may represent a discount from the then prevailing market prices.

        As applicable, we, and our respective underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement the terms and offering of securities by us, including:

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  the names of any underwriters, dealers or agents;

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  any agency fees or underwriting discounts or commissions and other items constituting agents' or underwriters' compensation;

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  any discounts, concessions or commissions allowed or reallowed or paid to dealers;

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  details regarding options, if any, under which underwriters may purchase additional securities from us, if any;

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  any delayed delivery arrangements;

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  the public offering price or purchase price of the securities being offered and the proceeds we will receive from the sale;

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  the public offering price; and

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  the securities exchanges on which such securities may be listed, if any.

        We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third parties (or affiliates of such third parties) in such sale transactions by us are or may be deemed to be underwriters under the Securities Act, we will identify them in an applicable prospectus supplement (or a post-effective amendment).

        Our common stock or preferred stock may be issued upon conversion of our debt securities or in exchange for our debt securities. Our common stock may also be issued upon conversion of our preferred stock. Additionally, securities may be issued upon exercise of our warrants.

        We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

        We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

        Underwriters, Agents and Dealers.    Any underwritten offering may be on a best efforts or a firm commitment basis. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. We may use underwriters with which we have a material relationship and will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell the securities through agents from time to time. When we sell securities through agents, the prospectus supplement will name any agent involved in the offer or sale of securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

        We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

        We may grant underwriters who participate in the distribution of our securities an option to purchase additional securities in connection with the distribution.

        Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement for any securities offered by us will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

        Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.

        Stabilization Activities.    In connection with an offering through underwriters, an underwriter may, to the extent permitted by applicable rules and regulations, purchase and sell securities in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering, which creates a short position. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional securities from us in the offering, if any. In determining the source of shares to close out the underwriters' covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. Transactions to close out the underwriters' covered short position involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the underwriters' over-allotment option. "Naked" short sales, which may be prohibited or restricted by applicable rules and regulations, are any sales in excess of the over-allotment option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

        In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a member of the underwriting syndicate when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

        Direct Sales.    We may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

        Trading Market and Listing of Securities.    Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. The securities other than common stock may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Sales by Selling Securityholders

        The selling securityholders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling securityholders (including, but not limited to, persons who receive securities from a named selling securityholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to "selling securityholders" in this prospectus. The selling securityholders may sell the securities by one or more of the following methods, without limitation:

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  block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

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  an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

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  ordinary brokerage transactions and transactions in which the broker solicits purchases;

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  an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

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  privately negotiated transactions, directly or through agents;

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  short sales;

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  through the writing of options on the securities, whether or the options are listed on an options exchange;

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  through the distribution of the securities by any securityholders to its partners, members or stockholders;

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  one or more underwritten offerings;

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  agreements between a broker or dealer and any securityholder to sell a specified number of the securities at a stipulated price per share; and

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  any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

        The securityholders may also transfer the securities by gift.

        The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder. Broker-dealers may agree with a selling securityholder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

        From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders. The number of a selling securityholder's securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling securityholder's securities will otherwise remain unchanged. In addition, a selling securityholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

        The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

        A selling securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling securityholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling securityholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling securityholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

        The selling securityholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

        We may agree to indemnify the selling securityholders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling securityholders may agree to indemnify us, the other selling securityholders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling securityholders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling securityholders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

        We will not receive any proceeds from sales of any securities by the selling securityholders.

        We cannot assure you that the selling securityholders will sell all or any portion of the securities offered hereby.

        We will supply the selling securityholders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling securityholder, we will file a prospectus supplement setting forth:

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  the names of any underwriters, dealers or agents;

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  the aggregate number of securities to be sold;

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  the public offering price or purchase price of the securities being offered;

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  the public offering price; and

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  any agency fees or underwriting discounts or commissions and other items constituting agents' or underwriters' compensation.

        If a selling securityholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

 LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by O'Melveny & Myers LLP, Newport Beach, California, and by Venable LLP, Baltimore, Maryland, with respect to matters of Maryland law.

EXPERTS

        The consolidated financial statements of the Company and the related financial statement schedule III—Real Estate and Accumulated Depreciation as of December 31, 2013 and 2012 and for each of the years in the three year period ended December 31, 2013, and management's assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2013, have been incorporated by reference herein from the Company's Annual Report on Form 10-K filed with the SEC on February 21, 2014, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, both incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audited statements of revenue and certain expenses of Kings Plaza Shopping Center and Green Acres Mall for the year ended December 31, 2011, have been incorporated by reference from the Company's Current Reports on Form 8-K/A filed with the SEC on February 8, 2013 and March 28, 2103, respectively, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, both incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.